Exhibit 4.4

DATED: August 31, 2015

(1).                              CHINA ONLINE EDUCATION GROUP

(2).                              CHINA ONLINE INNOVATION INC.

(3).                              CHINA ONLINE EDUCATION (HK) LIMITED

(4).                              51 TALK ENGLISH INTERNATIONAL LIMITED

(5).                              51TALK ENGLISH PHILIPPINES CORPORATION

(6).                              BEIJING DASHENG ONLINE TECHNOLOGY CO., LTD.

(7).                              BEIJING DASHENG ZHIXING TECHNOLOGY CO., LTD.

(8).                              SCC GROWTH I HOLDCO A, LTD.

(9).                              SCC VENTURE V HOLDCO I, LTD.

(10).                       HUAXING CAPITAL PARTNERS, L.P.

(11).                       SHUNWEI TMT II LIMITED

(12).                       DUOWAN ENTERTAINMENT CORP.

(13).                       ENGAGE CAPITAL PARTNERS I, L.P.

(14).                       DCM HYBRID RMB FUND, L.P.

(15).                       ZHEN PARTNERS FUND I, L.P.

(16).                       HATTORI KEI

(17).                       PERSONS NAMED IN PART A OF SCHEDULE 1

THIRD AMENDED AND RESTATED

SHAREHOLDERS’ AGREEMENT

relating to

China Online Education Group

THIRD AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

DATED:                                               August 31, 2015

AMONG:

(1)                                 China Online Education Group, a company duly incorporated and validity existing under the laws of the Cayman Islands, with its registered office located at Harbour Place, 103 South Church Street, P.O. Box 2582, Grand Cayman KY1-1103,Cayman Islands (the “Company”);

(2)                                 China Online Education (HK) Limited, a limited liability company incorporated under the laws of Hong Kong, with its registered office located at Room 2701, 27/F., Tesbury Centre, 28 Queen’s Road East, Wanchai, HongKong (the “HK Co I”);

(3)                                 51 Talk English International Limited, a limited liability company incorporated under the laws of Hong Kong with its registered office located at RM 504, 5/F Valley CTR No.80-82 Morrison Hill RD, Wanchai, Hong Kong (the “HK Co II”, together with the HK Co I, collectively as the “HK Companies”);

(4)                                 51Talk English Philippines Corporation, an export market enterprise organized under the laws of the Philippines with its principal office at Unit 212 2nd Floor, Jocfer Building, Commonwealth Avenue, Quezon City, the Philippines (the “Philippines Co I”);

(5)                                 China Online Innovations Inc., an enterprise organized under the laws of the Philippines with its principal office at 8th Floor Robinson Cyberscape Alpha Garnett and Sapphire Road Ortigas Center, Pasig City 1206 (the “Philippines Co II”, together with the Philippines Co I, collectively as the “Philippines Companies”);

(6)                                 Beijing Dasheng Online Technology Co., Ltd. (北京大生在线科技有限公司), a wholly foreign owned limited liability company incorporated under the laws of the PRC with its registered office located at South No.1, Floor 6, Deshi Building, No. 9 Shangdi East Street, Haidian District, Beijing (北京市海淀区上地东路9号《得实大厦》六层南区一号) (the “WFOE”)

(7)                                 Beijing Dasheng Zhixing Technology Co., Ltd. (北京大生知行科技有限公司), a limited liability company incorporated under the laws of the PRC with its registered office located at Suite 9154, Building No. 3, 3 Xijing Road, Badachu High-Tech Park, Shijiangshan District, Beijing, the PRC (北京市石景山区八大处高科技园区西井路3号3号楼9154房间) (the “Domestic Company”, collectively with the WFOE, the “PRC Companies”);

(8)                                 SCC Growth I Holdco A, Ltd., an exempted company duly formed and validly existing under the laws of the Cayman Islands (“SCC Growth”)

(9)                                 SCC Venture V Holdco I, Ltd., an exempted company duly formed and validly existing under the laws of the Cayman Islands (“SCC Venture”);

(10)                          Huaxing Capital Partners, L.P., an exempted company duly formed and validly existing under the laws of the Cayman Islands (“Huaxing”);

(11)                          DCM Hybrid RMB Fund, L.P., a partnership duly formed and validity existing under the laws of the Cayman Islands with its registered office located at Campbell Corporate Services Limited, P.O. Box 268 GT, 4th Floor Scotiabank Building, George Town, Cayman Islands, KY1-1104 (“DCM”);

(12)                          Zhen Partners Fund I, L.P., a limited partnership duly organized, validly existing and in good standing under the laws of the Cayman Islands (the “Zhen Fund”);

(13)                          Shunwei TMT II Limited, a BVI business company established under the laws of the British Virgin Islands (“Shunwei”);

(14)                          Duowan Entertainment Corp., an exempted company with limited liability established under the laws of the British Virgin Islands (“Duowan”);

(15)                          Engage Capital Partners I, L.P., a partnership with limited liability established under the laws of the Cayman Islands (“Engage Capital”);

(16)                          Hattori Kei, a Japanese individual with his passport No. of TK8710358; and

(17)                          the individuals and their holding companies as set out Schedule 1 attached hereto (such individuals, collectively, the “Founders”, and each a “Founder”; such holding companies, collectively, the “Founder Entities” , and each a “Founder Entity”).

The parties set forth above are collectively referred to as the “Parties”, and individually, a “Party”.

WHEREAS:

(A)                               The Series A Preferred Shareholders, the Series B Preferred Shareholders, the Series C Preferred Shareholders, the Series D Preferred Shareholders, the Key Holders and the Angel Investors (each as defined below) are directly and indirectly the legal and beneficial holders of all of the issued share capital of the Company.

(B)                               The Company, the Series A Preferred Shareholders, the Series B Preferred Shareholders, the Series C Preferred Shareholders, the Key Holders and the Angel Investors have entered into a second amended and restated shareholders agreement, dated as of July 21, 2014 (the “Prior Agreement”);

(C)                               The Series D Shareholders have agreed to purchase from the Company, and the Company has agreed to sell to each Series D Shareholders, certain Series D Preferred Shares on the terms and conditions set forth in the Subscription Agreement (as defined below);

(D)                               The Subscription Agreement provides that the execution and delivery of this Agreement shall be a condition precedent to the consummation of the transactions contemplated under the Subscription Agreement, which shall supersede and replace the Prior Agreement in its entirety; and

(E)                                The Parties now wish to enter into this Agreement for the purposes of regulating the rights and obligations among them as well as the business and management of the Group Companies (as defined below) from the date hereof.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.                                      INTERPRETATION

1.1                               In this Agreement, the following expressions shall, except where the context otherwise requires, have the following meanings:

“Affiliate” means, (i) as to any individual, his spouse, child, brother, sister, parent, trustee of any trust in which such individual or any of his immediate family members is a beneficiary or a discretionary object, or any entity or company Controlled by any of the aforesaid persons; and (ii) with respect to any Person not an individual, any Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation any member, general partner, officer or director of such Person and any venture capital fund now or hereafter existing which is controlled by or under common control with one or more general partners or shares the same management company with such Person.  Notwithstanding the foregoing, the parties acknowledge and agree that (a) the name “Sequoia Capital” is commonly used to describe a variety of entities (collectively, the “Sequoia Entities”) that are affiliated by ownership or operational relationship and engaged in a broad range of activities related to investing and securities trading and (b) notwithstanding any other provision of this Agreement to the contrary, this Agreement shall not be binding on, or restrict the activities of, any (i) Sequoia Entity outside of the Sequoia China Sector Group or (ii) entity primarily engaged in investment and trading in the secondary securities market.  For purposes of the foregoing, the “Sequoia China Sector Group” means all Sequoia Entities (whether currently existing or formed in the future) that are principally focused on companies located in, or with connections to, the PRC.

“Agreement” means this Shareholders’ Agreement;

“Angel Investors” means collectively, Hattori Kei and the Zhen Fund, and an “Angel Investor” means any of them.

“Board” or “Board of Directors” means the board of directors of the Company;

“Business” means on-line English training business as currently conducted by the Group Companies;

“Business Day” means a day, excluding Saturdays and Sundays, on which banks in Hong Kong, the PRC and United States are open for business throughout their normal business hours;

“Control”, “Controls”, “Controlled” or any correlative term means the possession, directly or indirectly, of the power to direct or cause the direction of the management of a Person, whether through the ownership of voting securities, by contract, credit arrangement or proxy, as trustee, executor, agent or otherwise.  For the purpose of this definition, a Person shall be deemed to Control another Person if such first Person, directly or indirectly, owns or holds more than 50% of the voting equity interests in such other Person;

“DCM Group” means DCM and any affiliated venture capital fund, a partner or member of such partnership or affiliated entity or a retired partner or member of such partnership or affiliated entity who retires after the date hereof, or to the estate of any such partner, member, retired partner or retired member or the transfer by gift, will or intestate succession of any partner or member to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or member or his or her spouse;

“Director” means any director of the Company appointed by the Shareholder(s) from time to time;

“Dispose” means to make or to effect any sale, assignment, exchange, transfer, or to grant any option, right of first refusal or other right or interest whatsoever or to enter into agreement for any of the same and the expression “Disposal” shall be construed accordingly;

“Encumbrance” means any mortgage, charge, pledge, lien (otherwise than arising by statute or operation of law), hypothecation, equities, adverse claims, or other encumbrance, priority or security interest, over or in any property, assets or rights of whatsoever nature or interest or any agreement for any of the same and the expression “Encumber” shall be construed accordingly;

“ESOP” means the Company’s employee share option plan (or any equivalent equity incentive program or arrangement) adopted by the Company by a board resolution dated September 16, 2013, as amended from time to time;

“ESOP Share” means any Ordinary Share awarded, or issuable upon exercise of the options awarded pursuant to the ESOP;

“Exchange Act” means the Securities Exchange Act of 1934 of the United States of America, as amended, and any successor statute;

“GAAP” means the generally accepted accounting principles in any jurisdiction in effect satisfactory to the Majority Preferred Holders from time to time;

“Group Companies” means the Company, the HK Companies, the Philippines Companies, the PRC Companies and their respective Subsidiaries from time to time; and a “Group Company” means any one of them;

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC;

“IFRS” means the International Financial Reporting Standards prepared by the International Accounting Standards Board, as amended from time to time;

“Key Holders” means collectively, the Founders and the Founder Entities;

“Liquidation Event” means (A) any liquidation, winding up or dissolution of the Company; (B) a sale, lease, transfer, exclusive license or other Disposal, in a single transaction or series of related transactions, by the Group Companies of all or substantially all of the assets and/or intellectual property of the Group Companies, taken as a whole; (C) a sale, transfer or other disposition of a majority of the issued and outstanding share capital of any Group Company or a majority of the voting power of such Group Company; or (D) a merger, consolidation, amalgamation or acquisition of the Company or any other Group Company by a third party, or any other corporate reorganization or scheme of arrangement, in which the shareholders of any Group Company immediately before such transaction own less than fifty percent (50%) of the voting power of such Group Company, the surviving entity or the entity controlling the surviving entity immediately after such transaction (excluding any transaction effected solely for tax purposes or to change the Company or any other Group Company’s domicile);

“Majority A Holders” means the holder(s) of a majority of the Series A Preferred Shares then issued and outstanding.

“Majority B Holders” means the holder(s) of a majority of the Series B Preferred Shares then issued and outstanding.

“Majority C Holders” means the holder(s) of a majority of the Series C Preferred Shares then issued and outstanding.

“Majority D Holders” means the holder(s) of a majority of the Series D Preferred Shares then issued and outstanding.

“Majority Preferred Holders” means, collectively, the Majority A Holders, the Majority B Holders, the Majority C Holders and the Majority D Holders.

“Memorandum and Articles of Association” shall mean the forth amended and restated memorandum of association and articles of association of the Company, as amended from time to time;

“Ordinary Shares” means ordinary shares of par value of US$0.0001 each in the capital of the Company;

“Ordinary Shareholder” means a holder of any Ordinary Share other than a holder who only holds ESOP Shares;

“PRC” means the People’s Republic of China (for the purpose of this Agreement, excluding Hong Kong, Macau Special Administrative Region of the PRC and Taiwan);

“Preferred Shares” means, collectively, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares and the Series D Preferred Shares, and a “Preferred Share” means any of them;

“Preferred Shareholders” means the Series A Preferred Shareholders, the Series B Preferred Shareholders, the Series C Preferred Shareholders and the Series D Preferred Shareholders, and a “Preferred Shareholder” means any of them;

“Person” means any natural person, firm, partnership, association, corporation, company, trust, public body or government or other entity;

“Qualified IPO” means an initial public offering (“IPO”) of the Ordinary Shares of the Company in the United States of America pursuant to an effective registration under the Securities Act or on a reputable stock exchange in Tokyo, London, Hong Kong, Singapore or other jurisdiction acceptable to the Majority Preferred Holders, with a pre-IPO valuation of the Company of not less than US$500,000,000;

“Cooperation Documents” has the meaning ascribed to it in the Subscription Agreement;

“Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission;

“SEC” or “Commission” means the Securities and Exchange Commission of the United States of America or any other federal agency for the time being administering the Securities Act;

“Securities” means any shares, stocks, debentures, funds, bonds, notes or any rights, warrants, options or interests in respect of any of the foregoing or any other derivatives or instruments having similar economic effect;

“Securities Act” means the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time;

“Senior Managers” means Vice Presidents and above positions of the Group Companies;

“Sequoia” means collectively, SCC Growth and/or SCC Venture, including their respective successor(s) and/or assign(s).

“Series A Preferred Shares” means convertible series A preferred shares in the capital of the Company each with par value of US$0.0001 having the rights, privileges and restrictions as set out in this Agreement, the Shareholders’ Agreement, and the Memorandum and Articles of Association from time to time in effect;

“Series A Preferred Shareholder” means any holder of any Series A Preferred Share;

“Series A Purchase Price” means the original purchase price of the Series A Preferred Shares, i.e., US$0.0667 per Series A Preferred Share.

“Series B Preferred Shares” means convertible series B preferred shares in the capital of the Company each with par value of US$0.0001 having the rights, privileges and restrictions as set out in this Agreement and the Memorandum and Articles of Association from time to time in effect;

“Series B Preferred Shareholder” means any holder of any Series B Preferred Share;

“Series B Purchase Price” means the original subscription price of the Series B Preferred Shares, i.e., US$0.1807 per Series B Preferred Share.

“Series C Preferred Shares” means convertible series C preferred shares in the capital of the Company each with par value of US$0.0001 having the rights, privileges and restrictions as set out in this Agreement and the Memorandum and Articles of Association from time to time in effect;

“Series C Preferred Shareholder” means any holder of any Series C Preferred Share;

“Series C Purchase Price” means the original subscription price of the Series C Preferred Shares, i.e., US$0.4416 per Series C Preferred Share.

“Series D Preferred Shares” means convertible series D preferred shares in the capital of the Company each with par value of US$0.0001 having the rights, privileges and restrictions as set out in this Agreement and the Memorandum and Articles of Association from time to time in effect;

“Series D Preferred Shareholder” means any holder of any Series D Preferred Share;

“Series D Purchase Price” means the original subscription price of the Series D Preferred Shares, i.e., US$0.9305 per Series D Preferred Share.

“Shares” means the Ordinary Shares and the Preferred Shares, and “Share” means any of them;

“Shareholders” means any or all of those persons and entities at any time holding any Shares of the Company and “Shareholder” means any one of them;

“Statute” means the Companies Law of the Cayman Islands as amended and every statutory modification or re-enactment thereof for the time being in force.

“Subscription Agreement” means the share subscription agreement dated August 29, 2015 by and among the Company, the HK Companies, the Philippines Companies, the PRC Companies, the Key Holders, Sequoia China, Huaxing, DCM, Shunwei and Engage Capital;

“Subsidiary” or “subsidiary” means, as of the relevant date of determination, with respect to any Person (the “subject entity”), (i) any Person (x) more than fifty percent (50%) of whose shares or other interests entitled to vote in the election of directors or (y) more than a fifty percent (50%) interest in the profits or capital of such Person are owned or controlled directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the subject entity, (ii) any Person whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with GAAP, or (iii) any Person with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another subsidiary;

“Subsidiary Boards” means the boards of directors from time to time of the HK Companies, the Philippines Companies, the PRC Companies and any of other Subsidiaries of the Company, and a “Subsidiary Board” means any of them;

“Transaction Documents” means this Agreement, the Subscription Agreement, the Memorandum and Article of Associations, the Share Restriction Agreement (as defined in the Subscription Agreement), the exhibits attached to any of the foregoing and each of the agreements and other documents otherwise required in connection with implementing the transactions contemplated by any of the foregoing.

“US$” means United States dollars, the lawful currency of the United States of America.

“YY” means collectively, Duowan and/or Engage Capital, including their respective successor(s) and/or assign(s).

1.2                               In this Agreement:

(a)                                 references to recitals, Sections, Schedules and Exhibits are to the clauses and sub-clauses of, and the recitals, schedules and exhibits to, this Agreement;

(b)                                 references to any statutory provision or any rule or regulation (whether or not having the force of law) shall be construed as references to the same as amended, varied, modified, consolidated or re-enacted from time to time and to any subordinate legislation made under such statutory provision;

(c)                                  words importing the singular include the plural and vice versa; words importing one gender include every gender; and references to persons include bodies corporate and unincorporated; and

(d)                                 headings are for ease of reference only and shall not affect the interpretation of this Agreement.

1.3                               The Recitals, the Schedules and the Exhibits form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement and any reference to this Agreement shall include the Recitals, the Schedules and the Exhibits.

1.4                               The expressions “Ordinary Shareholder”, “Series A Preferred Shareholder”, “Series B Preferred Shareholder”, “Series C Preferred Shareholder”, “Series D Preferred Shareholder” and “Preferred Shareholder”, shall, where the context permits, include their respective successors, assigns (where applicable).

1.5                               For the avoidance of doubt, if any Shareholder holds two or more classes of Shares, such Shareholder shall be deemed as, in each case as applicable, (i) a Series A Shareholder solely with respect to the Series A Preferred Shares that it owns, (ii) a Series B Shareholder solely with respect to the Series B Preferred Shares that it owns, (ii) a Series C Shareholder solely with respect to the Series C Preferred Shares that it owns, and/or (iv) a Series D Shareholder solely with respect to the Series D Preferred Shares that it owns.

2.                                      BUSINESS OF THE GROUP COMPANIES

2.1                               The Group Companies shall not conduct any business or activity other than the Business unless in accordance with business plans approved by the Board from time to time.

3.                                      BOARD CONSTITUTION, BOARD MEETING AND BOARD COMMITTEE

3.1.                            The maximum number of persons comprising of the Board shall be seven (7).

3.2.                            The Majority A Holders shall be entitled to nominate and elect one (1) Director (the “Series A Director”) to the Board and to remove such Director nominated by it and to nominate and elect another person to replace the Director removed.  The Majority B Holders shall be entitled to nominate and elect one (1) Director (the “Series B Director”) to the Board and to remove such Director nominated by such holders and to nominate and elect another person to replace the Director removed. As long as Sequoia remain the Majority C Holder(s) and/or the Majority D Holder(s), they shall be entitled to nominate and elect one (1) Director (the “Sequoia Director”, collectively with the Series A Director and the Series B Director, the “Investor Directors”, and each, an “Investor Director”) to the Board and to remove such Director nominated by such holders and to nominate and elect another person to replace the Director removed. The Group Companies and the Key Holders shall cause one (1) representative nominated by the Majority A Holders (the “Series A Representative”), one (1) representative nominated by the Majority B Holders (the “Series B Representative”), and one (1) representative nominated by Sequoia (as long as Sequoia remain the Majority C Holder(s) and/or the Majority D Holder(s)) (the “Sequoia Representative”; collectively with the Series A Representative and Series B Representative, the “Investor Representatives”) to be elected to each Subsidiary Board.  The composition of the board of directors of each Subsidiary Board (other than the board of directors of the Philippines Companies), whether now in existence or formed in the future, shall mirror those of the Company, unless otherwise approved by the Board (including the affirmative votes of all Investor Directors) in writing.  As soon as permitted by the applicable law, the Group Companies and the Key Holders shall cause the composition of the board of directors of the Philippines Co I and/or the Philippines Co II to mirror those of the Company, unless otherwise approved by the Board (including the affirmative votes of all Investor Directors) in writing.

3.3.                            The holders of a majority of the then outstanding Ordinary Shares shall be entitled to nominate and elect four (4) Directors (the “Ordinary Share Directors”) to the Board of the Company, and to remove any of such Directors nominated by it/them and to nominate and elect another person to replace the Director removed.  The Ordinary Share Directors shall initially be HUANG Jiajia and SHU Ting.  One of the Ordinary Share Directors, initially being HUANG Jiajia, shall be the Chairman of the Company.

3.4.                            For so long as any of YY holds any Series B Preferred Shares or Series D Preferred Shares, YY shall be entitled to designate a representative (an “Observer”) to attend all meetings of the Board and all committees of the Board in a non-voting observer capacity, and to receive concurrently with the Board members all notice of Board meetings (and copies of materials distributed at or in connection with Board meetings); provided that, (i) the Observer shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information provided, (ii) the Observer may be excluded from all or any portion of a meeting where the presence of the Observer could reasonably result in the disclosure of trade secrets to a competitor of the Company or any other Group Companies, and (iii) the rights of YY and the Observer provided under this Section 3.4 shall terminate in the event that any of YY or any of its Associates is engaged in the business of provision of online English training via Philippine teachers, lecturers or trainers (the “Exclusive Business”).

3.5.                            Each Party agrees to elect the persons nominated by the other Parties to the Board or the Subsidiary Boards in accordance with this Agreement.  The Series A Director can only be removed from the Board by the Majority A Holders, unless such Director resigns voluntarily or the term of his/her service expires, in which case the Majority A Holders shall be entitled to nominate a replacement to be appointed to fill the vacancy thus created. The Series B Director can only be removed from the Board by the Majority B Holders, unless such Director resigns voluntarily or the term of his/her service expires, in which case the Majority B Holders shall be entitled to nominate a replacement to be appointed to fill the vacancy thus created.  The Sequoia Director can only be removed from the Board by Sequoia, unless such Director resigns voluntarily or the term of his/her service expires, in which case Sequoia shall be entitled to nominate a replacement to be appointed to fill the vacancy thus created.

3.6.                            The Series A Representative can only be removed from such Subsidiary Boards upon request of the Majority A Holders, unless such representative resigns voluntarily or the term of his/her service expires, in which case the Majority A Holders shall be entitled to nominate a replacement to be appointed to fill the vacancy thus created.  The Series B Representative can only be removed from such Subsidiary Boards upon request of the Majority B Holders, unless such representative resigns voluntarily or the term of his/her service expires, in which case the Majority B Holders shall be entitled to nominate a replacement to be appointed to fill the vacancy thus created. The Sequoia Representative can only be removed from such Subsidiary Boards upon request of Sequoia, unless such representative resigns voluntarily or the term of his/her service expires, in which case Sequoia shall be entitled to nominate a replacement to be appointed to fill the vacancy thus created.

3.7.                            The Board shall convene at least four (4) meetings each fiscal year with one (1) meeting in each fiscal quarter.

3.8.                            In relation to meetings of the Board, each Director shall be given not less than ten (10) Business Days’ written notice of meetings, but any meeting held without such notice having been given to all Directors shall be valid if all the Directors entitled to vote at the meeting waive notice of the meeting in writing; and for this purpose, the presence of a Director at a meeting shall be deemed to constitute a waiver on his part in respect of such meeting.

3.9.                            Five (5) Directors, including all Investor Directors, in attendance in person, telephone, video conference or other medium of simultaneous voice communication shall constitute a quorum for a board meeting of any Group Company.  The quorum of any Subsidiary Board shall include all Investor Representatives.  Each director of the Board (or any Subsidiary Board) shall be entitled to one vote for the purpose of any board meeting or written board resolution, except that (i) in the event there are only two (2) Ordinary Share Directors holding office (including the Chairman) at the time of such meeting or resolutions, the Chairman shall be entitled to three (3) votes; and in the event there are only three (3) Ordinary Share Directors holding office (including the Chairman) at the time of such meeting or resolutions, the Chairman shall be entitled to two (2) votes, subject and without prejudice to the provisions under Section 4.  Any resolution of the Board (or any Subsidiary Board) must be approved by a majority of the votes entitled by the directors of the Board (or any Subsidiary Board) present at a meeting at which there is a quorum in order to be valid. A resolution signed by all members of the Board (or any Subsidiary Board) entitled to receive notice of a meeting of the Board (or Subsidiary Board) shall be as valid and effectual for all purposes as a resolution of such directors duly passed at a meeting of the Board (or Subsidiary Board) duly convened, held and constituted, provided that resolutions relating to matters provided in Section 4 shall not be effective unless and until any consent of the relevant Shareholders or the Board as required under Section 4 has been obtained.

3.10.                     At the request of any of the Directors, the Company shall obtain within ninety (90) days of the date upon receipt of such notice a commercially reasonable directors and officers liability insurance policy from financially sound and reputable insurers, the amount of which shall be approved by the Board (including the affirmative votes of all Investor Directors).

3.11.                     The Board may establish and delegate any of their powers to a Compensation Committee or other committees consisting of such member or members of the Board as they think fit, provided that the each Investor Director shall have the right in his or her sole discretion to be a member of any committee of the Board and shall, if he or she becomes a member of such committee, have veto right to any matter to be decided by such committee.  Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Board.

3.12.                     The Company shall reimburse Directors, committee members and/or Shareholders appointing such Directors and committee members for all reasonable out-of-pocket expenses incurred by the Directors and committee members in connection with attending any meetings of the Board, the Subsidiary Boards and all committees thereof.

4.                                      MATTERS REQUIRING CONSENTS OF PREFERRED SHARES

4.1.                            In addition to any other vote or consent required in this Agreement, the Memorandum and Articles of Association or by any applicable statute, each of the Group Companies shall not, and the Key Holders shall procure that each of the Group Companies does not, directly or indirectly, carry out any of the following actions, and no affirmative board or members’ resolutions shall be adopted to approve or carry out the same, except with the prior written consents of the Majority Preferred Holders:

(a)                                 any action that authorizes, creates, reclassifies or issues any Securities of any class in the Group Company, excluding (a) any issuance of Ordinary Shares upon conversion of Preferred Shares and (b) pursuant to the terms under the ESOP approved by the Board, the issuance or repurchase of such employee equity incentive shares (or options or warrants therefore);

(b)                                 any declaration or payment of any dividend or other distribution on any Securities of any class in the Group Company;

(c)                                  any redemptions or repurchases of Shares or any other Securities of the

Company except for purchases at cost upon termination of service or the exercise by the Company of any contractual rights of first refusal over such shares, or the redemption of any series of Preferred Shares pursuant to the Memorandum and Articles of Associations of the Company;

(d)                                 consummation of any acquisition transaction of any company, corporation, partnership or any other entity, including the Group Companies;

(e)                                  any increase or decrease in the authorized number of any class or series of Shares;

(f)                                   any adverse change to the rights, preferences, privileges or power of, or the restriction provided for the benefit of, any series of Preferred Shares;

(g)                                  any change in the maximum number of the members or votes of the Board of Directors and the board of directors of any Subsidiary of the Company not otherwise provided for in this Agreement, or any change in the manners in which the Directors and/or the directors of any Subsidiary of the Company are appointed;

(h)                                 any amendment, modification or change to or of the Certificate of Incorporation of the Company, the Memorandum and Articles of Associations or any constitutional or charter documents of any other Group Company;

(i)                                     any exclusive licensing of all or substantially all of any Group Company’s intellectual property to a third party;

(j)                                    any merger, spin-off, sale, Disposal of, or creation of any Encumbrance over all or substantially all of the assets or goodwill, or any assets or goodwill of any Group Company (including without limitation any Group Company’s interest in any of its Subsidiaries, the intellectual property or business in connection with any of its products or services as may be developed or engaged from time to time) the Disposal of which would have a material effect on the business of such Group Company;

(k)                                 the liquidation, dissolution or winding-up of any Group Company;

(l)                                     any action resulting in any merger, consolidation, or other corporate reorganization, or any transaction or series of transactions in which in excess of 50% of any Group Company’s voting power is transferred or in which all or substantially all of the assets of any Group Company are sold;

(m)                             approval of or any amendment to the annual budget and business plan of the Group Companies;

(n)                                 consummation of a Qualified IPO or an initial public offering;

(o)                                 termination of or any material amendment to the Cooperation Documents;

(p)                                 transfer of any Ordinary Shares by an Angel Investor to any Person engaging in, directly or indirectly, any business that is in competition with the Business; and

(q)                                 agree or commit to carry out any of the foregoing actions.

Notwithstanding anything to the contrary contained herein, where any such act listed in clauses (a) through (q) above requires a Special Resolution of the Shareholders of the Company in accordance with the Companies Law (2013 Revision) of the Cayman Islands (the “Statute”), and the consent of any of the Majority A Holders, the Majority B Holders, the Majority C Holders or the Majority D Holders has not been obtained, then with respect to such act, the Majority A Holders, the Majority B Holders, the Majority C Holders or the Majority D Holders which vote against such act shall be deemed to have the voting rights equal to all the members who approved or voted in favor of such act, plus one.

4.2.                            Subject to the Statute, in addition to any other vote or consent required in this Agreement, the Memorandum and Articles of Association or by any applicable statute, each of the Group Companies shall not, and the Key Holders shall procure that each of the Group Companies does not, directly or indirectly, carry out any of the following actions, and no affirmative board or members’ resolutions shall be adopted to approve or carry out the same, except with the prior written consents of all Investor Directors:

(a)                                 any loan or advance or guarantee for indebtedness, through one transaction or a series of transactions, in excess of US$50,000 in the aggregate in any fiscal year to any Person, including without limitation any employee or director of any Group Company, except for the advances and similar expenditures under the terms of the ESOP as approved by the Board with the affirmative votes of all Investor Directors;

(b)                                 any acquisition, purchase or disposal of any business or assets of any Group Companies, through one transaction or a series of transactions, in excess of US$500,000;

(c)                                  any equity investment by any Group Company in any other corporation, partnership, trust, joint venture, association or other entity, or the establishment of any brands by any Group Company for any entity other than the Group Companies;

(d)                                 any transaction that is outside the ordinary course of business of the Group Companies and having an amount in excess of US$500,000 or involving exclusive relationship;

(e)                                  any appointment, removal or replacement of the chief executive officer, chief financial officer, chief operation officer, chief technology officer (if applicable) any other chief officers of any Group Company and the Key Employees as provided under the Subscription Agreement (collectively, the “Chief Officers”);

(f)                                   any change in compensation of the Chief Officers;

(g)                                  any borrowing or other incurrence of indebtedness (including the assumption of contingent liability under any guarantee, surety or indemnity but excluding any trade debts owed or trade credits granted) by any Group Company (in one transaction or a series of related transactions) which is in excess of US$500,000;

(h)                                 the adoption of, or any amendment to, or implementation of the ESOP or any other employee equity incentive plans of the Company;

(i)                                     the initiation, waiver, compromise, or settlement of any material dispute, claim, litigation or arbitration;

(j)                                    any material alteration or change in the principal business of the Group Companies, entry into a new line of business, or exit from the Group Companies’ existing line of business;

(k)                                 any transaction or agreement between (i) any of the Group Companies and (ii) any of the following: (A) any of the Founders, (B) any of the Group Company’s employees, officers, directors, (C) any shareholders holding more than three percent (3%) of all the issued and outstanding shares of the Company (on an as-converted and fully-diluted basis), or (D) any Associate of such Founders, employees, officers, directors or shareholders listed in items (A) to (C) above; and

(l)                                     agree or commit to carry out any of the foregoing actions.

4.3.                            Notwithstanding any provision to the contrary, the rights, preferences, privileges or power of, or the restriction provided for the benefit of, any Series D Preferred Shares shall not be subordinated and will at all times be at least equal to the rights granted to all other shares of the Company, except with written consent(s) of the holder(s) of at least two-thirds (2/3) of the Series D Preferred Shares.  Notwithstanding any provision to the contrary, the rights, preferences, privileges or power of, or the restriction provided for the benefit of, any Series C Preferred Shares shall not be subordinated (except for the subordination to the Series D Preferred Shares) and will at all times be at least equal to the rights granted to all other Shares (except for the Series D Preferred Shares), except with written consent(s) of the holder(s) of at least two-thirds (2/3) of the Series C Preferred Shares.  Notwithstanding any provision to the contrary, the rights, preferences, privileges or power of, or the restriction provided for the benefit of, any Series B Preferred Shares shall not be subordinated (except for the subordination to the Series C Preferred Shares and the Series D Preferred Shares) and will at all times be at least equal to the rights granted to all other Shares (except for the Series C Preferred Shares and the Series D Preferred Shares), except with written consent(s) of the holder(s) of at least two-thirds (2/3) of the Series B Preferred Shares.  Notwithstanding any provision to the contrary, the rights, preferences, privileges or power of, or the restriction provided for the benefit of, Series A Preferred Shares shall not be subordinated (except for the subordination to the Series B Preferred Shares, the Series C Preferred Shares and the Series D Preferred Shares) and will at all times be at least equal to the rights granted to all other Shares (except for the Series B Preferred Shares, the Series C Preferred Shares and the Series D Preferred Shares), except with written consent(s) of the holder(s) of at least two-thirds (2/3) of the Series A Preferred Shares.

5.                                      INCREASE IN AUTHORIZED SHARE CAPITAL

Each Shareholder agrees to vote all of its Shares from time to time and at all times, in whatever manner shall be necessary to authorize an increase in the authorized share capital of the Company so that there will be sufficient Ordinary Shares available for conversion of all of the then-outstanding Preferred Shares at any time that an adjustment to the relevant conversion price with respect to such Preferred Share is made under the Memorandum and Articles of Association.

6.                                      CONFIDENTIALITY

6.1.                            The terms and conditions of this Agreement (including its existence) shall be confidential information and shall not be disclosed by any Party or any of their Associates to any person not being a Party hereto except as permitted under this Section 6.

6.2.                            Notwithstanding Section 6.1, any Party may disclose the terms of this Agreement to its investors, employees, investment bankers, lenders, accountants, attorneys, business partners, directors, shareholders and senior management and bona fide prospective investors, in each case only where such persons or entities are on a need-to-know bases and under appropriate non-disclosure obligations.  For the avoidance of doubt, other than disclosures to the foregoing permitted persons, none of the Parties may disclose the investment amounts in relation to the Preferred Shares held by the Preferred Shareholder, the amount of valuation of the Company, the rights and privileges of the Preferred Shareholder under this Agreement and any other Transaction Documents and the share capital structure of the Company to any person except with the prior written consents of the Preferred Shareholders (such consent not to be unreasonably withheld).

6.3.                            In the event that any Party becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to make disclosure not permitted under Section 6.1 and 6.2, such Party (the “Disclosing Party”) shall provide the other Parties (the “Non-Disclosing Parties”) with prompt written notice of that fact so that the appropriate Party may seek (with the co-operation and reasonable efforts of the other Parties) a protective order, confidential treatment or other appropriate remedies.  In such event, the

Disclosing Party shall furnish only that portion of the information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to such information to the extent reasonably requested by any Non-Disclosing Party.

6.4.                            Each of the Group Companies, the Key Holders and the Angel Investors acknowledges and agrees that, subject to Section 21.5, the Preferred Shareholder will not maintain an exclusive relationship with the Company and nothing contained herein shall prevent any Preferred Shareholder, any of its Associates or members from (a) entering into any business, entering into any agreement with a third party, or investing in, evaluating or engaging in investment discussions with a third party or (b) making any disclosures required by law, rule, regulation or court or other governmental order.

7.                                      MANAGEMENT

7.1.                            The Parties confirm that the Business and affairs of the Group Companies shall be overseen by the Board in the best interests of the Group Companies taken as a whole.  In furtherance of the foregoing, the Parties agree that, after the date hereof, neither they, nor any of their Associates will enter into any contract, agreement, arrangement or other transaction with any Group Companies unless (i) the terms and provisions of such contract, agreement or other arrangement or the terms on which such transaction is conducted, as the case may be, are fair to such Group Company and are not less favourable than those obtainable in an arm’s length relationship, and (ii) the consent(s) required under Section 4 have been obtained.

7.2.                            Save as otherwise agreed between the Parties, the Group Companies shall, and the Shareholders shall procure the directors of such Group Companies to, exercise their powers and control in relation to the Group Companies so as to ensure that each of the Group Companies shall:

(a)                                       carry on and conduct businesses and affairs in a proper and efficient manner and for the benefit of such Group Company and in accordance with the terms of this Agreement;

(b)                                       keep proper books of account and therein make true and complete entries of all its dealings and transactions of and in relation to its business; and

(c)                                        conduct its business in accordance with all applicable legal requirements, including the obtaining of all necessary licences, consents and approvals.

7.3.                            Subject to the consents of the Directors (including all Investor Directors), each of the Board and the Subsidiary Boards may appoint one or more managing Director for the efficiency in daily operations.

8.                                      DIVIDENDS

8.1.                            Each Series D Preferred Shareholder shall be entitled to receive preferential and non-cumulative dividends at the rate of eight percent (8%) per annum of the Series D Purchase Price for each Series D Preferred Share (as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions) held by such holder, payable out of funds when and as such funds becomes legally available therefor on parity with each other, prior and in preference to any dividend on any other Shares (including the Series C Preferred Shares, the Series B Preferred Shares, the Series A Preferred Shares and the Ordinary Shares), provided that, such preferential and non-cumulative dividends to the Series D Preferred Shareholders shall be payable only when and if any dividend on any Shares is declared by the Board.

8.2.                            After payment of such dividends on Series D Preferred Shares pursuant to Section 8.1 above, each Series C Preferred Shareholder shall be entitled to receive preferential and non-cumulative dividends at the rate of eight percent (8%) per annum of the Series C Purchase Price for each Series C Preferred Share (as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions) held by such holder, payable out of funds when and as such funds becomes legally available therefor on parity with each other, prior and in preference to any dividend on any other Shares (including the Series B Preferred Shares, the Series A Preferred Shares and the Ordinary Shares), provided that, such preferential and non-cumulative dividends shall be payable only when and if any dividend on any share is declared by the Board.

8.3.                            After payment of such dividends on Series D Preferred Shares pursuant to Section 8.1 above and such dividends on Series C Preferred Shares pursuant to Section 8.2 above, each Series B Preferred Shareholder shall be entitled to receive preferential and non-cumulative dividends at the rate of eight percent (8%) per annum of the Series B Purchase Price for each Series B Preferred Share (as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions) held by such holder, payable out of funds when and as such funds becomes legally available therefor on parity with each other, prior and in preference to any dividend on any other Shares (including the Series A Preferred Shares and the Ordinary Shares), provided that, such preferential and non-cumulative dividends shall be payable only when and if any dividend on any share is declared by the Board.

8.4.                            After payment of such dividends on Series D Preferred Shares pursuant to Section 8.1 above, such dividends on Series C Preferred Shares pursuant to Section 8.2 above and such dividends on Series B Preferred Shares pursuant to Section 8.3 above, each Series A Preferred Shareholder shall be entitled to receive preferential, non-cumulative dividends at the rate of eight percent (8%) per annum of the Series A Purchase Price for each Series A Preferred Share (as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions) held by such holder, payable out of funds when and as such funds becomes legally available therefor on parity with each other, prior and in preference to any dividend on any other Shares other than the Series B Preferred Shares, Series C Preferred Shares and Series D Preferred Shares; provided that such dividends shall be payable only when, as, and if declared by the Board.

8.5.                            No dividends or other distributions shall be made or declared, whether in cash, in property, or in any other shares of the Company, with respect to any other class or series of Shares of the Company, unless and until dividends have been paid in full on each Preferred Share pursuant to Sections 8.1, 8.2, 8.3 and 8.4 above. After the payment of the above-mentioned preferential dividends, each Preferred Shareholder shall be entitled to participate in any subsequent distribution among any other Shares (including but not limited to Ordinary Shares) pro rata based on the number of Ordinary Shares held by such holder of Preferred Shares (calculated on an as-converted basis).

9.                                      USE OF A SHAREHOLDERS’ NAME OR LOGO

None of the Group Companies shall be entitled to use, publish or reproduce the name, trademark or logo of any holder of Preferred Shares, or any similar name, trademark and/or logo in any of their marketing, advertising or promotion materials or otherwise for any marketing, advertising or promotional purposes without the prior written authorizations of such holder of Preferred Shares.

10.                               EMPLOYEE SHARES

10.1.                     The Board shall have the power to grant share options to the employees, directors, consultants and officers of any Group Company to acquire Ordinary Shares pursuant to the ESOP.  A total of 36,229,922 Ordinary Shares shall be reserved for the ESOP. The number of Ordinary Shares reserved under the ESOP shall not be increased without prior written approval by the Board, including the affirmative consents or votes of all Investor Directors.

10.2.                     Unless otherwise approved by the Board (including affirmative consents of all Investor Directors) in writing, all employees, directors, consultants and officers of the Company who shall purchase, or receive options to purchase, Ordinary Shares under the ESOP shall be required to execute share purchase or option agreements providing for (i) vesting of Ordinary Shares over not less than a four-year period with the first twenty-five percent (25%) of such Ordinary Shares vesting at the end of twelve (12) months after commencement of employment or services and the remaining shares vesting in equal monthly installments over the next thirty six (36) months, and (ii) acceleration of vesting of such Ordinary Shares only when (a) the Control of the Company is transferred and (b) the options are not assumed by the surviving entity; (iii) up to a one-hundred and eighty (180)-day lockup period in connection with the Company’s Qualified IPO or initial public offering.  The Company shall retain a right to repurchase any and all of the shares vested under the ESOP.

11.                               INFORMATION RIGHTS

11.1.                     The Company shall, deliver to each Preferred Shareholder, the following documents and information of each Group Company:

a)                 audited annual consolidated financial statements within ninety (90)

days after the end of each fiscal year;

b)                 unaudited quarterly consolidated financial statements and management accounts signed by the Chief Executive Officer of the Company within forty-five (45) days after the end of each of the first three fiscal quarters;

c)                  unaudited monthly consolidated financial statements and the capitalization report (including the type and amount of the Securities held by each Shareholder) within twenty-one (21) days after the end of each month;

d)                 an annual consolidated budget (including but not limited to a draft annual capital expenditure and operating budget) and strategic plan at least thirty (30) days prior to the beginning of each fiscal year, provided that the final budget shall be approved by the Board (including the affirmative votes of all Investor Directors); and

e)                  any documents or materials submitted to any Shareholders.

Unless otherwise agreed by the Majority Preferred Holders, all financial statements referred to in this Section 11.1 shall be prepared and/or audited by one of the Big-Four accounting firms or other accounting firm acceptable to the Board (including the affirmative consents of all Investor Directors) in accordance with GAAP or IFRS on a consolidated basis (including without limitation each of the Group Companies).  All financial statements and budgets to be provided to the Preferred Shareholders pursuant to this Section 11.1 shall include a balance sheet, an income statement and a statement of cash flows and, only in respect of audited statements, all directors’ notes thereto (if any).

11.2.                     Each Preferred Shareholder shall have the following rights during normal business hours: (i) the right to inspect the books and records (including without limitation financial records) of all Group Companies, (ii) the right to inspect the plant, equipment, stock in trade and facilities of any Group Companies, and (iii) the right to discuss the business, operations and management and other matters of any Group Companies with their respective directors, officers, employees, accountants, auditors, financial advisors, legal counsel and investment bankers, provided that a written notice shall be given to the Group Company ten (10) business days prior to such inspection and in no event shall such exercise of the inspection rights materially impair the normal business operations of the Group Companies.

11.3.                     All information delivered to or received by any Preferred Shareholder in accordance with this Section 11 shall be confidential information and shall not be disclosed by any Preferred Shareholder to any person not being a Party hereto except as permitted under Section 6 of this Agreement.

11.4.                     The information rights of the Preferred Shareholders under this Section 11 shall terminate upon the consummation of a Qualified IPO.

12.                               RIGHT OF PARTICIPATION

12.1.                     Each Preferred Shareholder shall have a right of participation, but not obligation, to purchase and subscribe for its Pro Rata Portion of all (or any part) of any New Securities which the Company proposes to issue from time to time after the date of this Agreement (the “Right of Participation”).  A Preferred Shareholder’s “Pro Rata Portion” for purposes of the Right of Participation shall mean the ratio of (a) the number of Ordinary Shares (assuming full conversion and exercise of all convertible and exercisable Securities then held by such Preferred Shareholder) held by such Preferred Shareholder, to (b) the total number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) then outstanding immediately prior to the issuance of New Securities giving rise to the Right of Participation.  “New Securities” shall mean any Securities of the Company other than:

a)                 Up to 36,229,922 in the aggregate (including any of such shares which are repurchased) Ordinary Shares (and/or options or warrants therefor) reserved for employees, directors, consultants and officers pursuant to the ESOP;

b)                 Ordinary Shares issued or issuable in connection with any share split, share dividend, combination, recapitalization or other similar transaction of the Company;

c)                  Ordinary Shares issued or issuable upon conversion of any Preferred Share;

d)                 Securities issued in connection with a bona fide business acquisition by the Company approved by the Board (including affirmative consents of all Investor Directors);

e)                  Securities issued or issuable pursuant to strategic transactions, entered into for primarily non-equity financing purposes approved by the Board (including the affirmative consents or votes of all Investor Directors); and

f)                   Securities issued or issuable pursuant to equipment lease financings or bank credit arrangements approved by the Board (including the affirmative consents or votes of all Investor Directors).

12.2.                     If the Company wishes to make any issue of New Securities, it shall prior to such issue give each Preferred Shareholder a written notice setting forth the terms and conditions of the proposed issue (including the type and the number of New Securities to be offered, and the price and the general terms on which the Company proposes to offer such New Securities), and the number of New Securities that such Preferred Shareholder can elect to purchase.  Such notice shall constitute an offer to issue the relevant portion of the New Securities to the Preferred Shareholder on such terms and conditions.

12.3.                     Each Preferred Shareholder may accept such offer by delivering a written notice of acceptance (an “Acceptance Notice”) to the Company within ten (10)

Business Days after receipt of the notice of the Company of the proposed issue, stating therein the quantity of New Securities to be purchased (not to exceed such Preferred Shareholder’s Pro Rata Portion) by such Preferred Shareholder.  If any Preferred Shareholder fails to purchase or does not accept its Pro Rata Portion of the New Securities, the Company shall promptly inform each Preferred Shareholder that has elected to fully exercise its Right of Participation (the “Fully Exercising Preferred Shareholder”) in writing (the “Second Participation Notice”) of any Preferred Shareholder’s failure to do likewise.  Each of the Fully Exercising Preferred Shareholder shall have ten (10) Business Days after being informed by the Company to notify the Company of its desire to purchase more than its Pro Rata Portion of the New Securities by delivering the Company a written notice, stating the number of the additional New Securities it proposes to buy (the “Additional Number”).  Such written notice may be made by telephone if confirmed in writing within two (2) Business Days.  If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, each oversubscribing Fully Exercising Preferred Shareholder will be cut back by the Company with respect to its oversubscription to that number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of Ordinary Shares (assuming full conversion and exercise of all convertible and exercisable Securities then held by such Fully Exercising Preferred Shareholder) held by such oversubscribing Fully Exercising Preferred Shareholder and the denominator of which is the total number of Ordinary Shares (assuming full conversion and exercise of all convertible and exercisable Securities then held by all the Fully Exercising Preferred Shareholders) held by all the oversubscribing Fully Exercising Preferred Shareholders.  Each Fully Exercising Preferred Shareholder shall be obligated to buy such number of New Securities as determined by the Company pursuant to this Section 12.3 and the Company shall so notify the Fully Exercising Preferred Shareholders within fifteen (15) days following the date of the Second Participation Notice.

12.4.                     If any Preferred Shareholder who elects to exercise its Right of Participation does not complete the subscription of such New Securities within twenty (20) Business Days after delivery of its Acceptance Notice to the Company, the Company may complete the issue of New Securities on the terms and conditions specified in the Company’s notice within ten (10) Business Days following the expiration of such twenty (20) Business Day period.

12.5.                     If the Company does not complete the issue of the New Securities within such ten (10) Business Day period described in Section 12.4 above, the Right of Participation provided in this Section 12 in respect of such New Securities shall be deemed to be revived and the New Securities shall not be offered to any person unless first re-offered to each Preferred Shareholder in accordance with this Section 12.

12.6.                     The Right of Participation of the Preferred Shareholders under this Section 12 shall terminate upon the consummation of a Qualified IPO.

13.                               RIGHT OF FIRST REFUSAL

13.1.                     Subject to the Share Restriction Agreement, before any Securities of the Company may be sold or otherwise transferred or Disposed of (the “Proposed Transfer”) by any Key Holder and/or any Angel Investor (collectively, the “Selling Shareholders” and each a “Selling Shareholder”) to any proposed purchaser or other transferee (the “Proposed Transferee”), each of the Company and the Preferred Shareholders shall have the rights of first refusal to purchase such Securities (the “Offered Securities”) in accordance with the terms of this Section 13.  For avoidance of doubt, any change in the equity interest of a Key Holder that is an entity, including without limitation as a result of (i) the issuance or redemption by such Key Holder of any portion of its outstanding shares or equity, or (ii) a Disposal of such Key Holder’s equity by its equity holder, shall constitute a Proposed Transfer for purposes of this Agreement and such equity interest to be transferred or issued by such holder shall be treated as “Offered Securities” for all purposes under this Agreement.  Any Proposed Transfer shall be made in compliance with this Agreement and the Share Restriction Agreement.  In the case of any Proposed Transfer by a Selling Shareholder who is also a Preferred Shareholder, the terms “Preferred Shareholder” as used in this Sections 13 and 14 below shall not include such Selling Shareholder.

13.2.                     Prior to sale, transfer or Disposal of any Offered Securities, the Selling Shareholder shall deliver to each of the Company and the Preferred Shareholders a written notice (the “Transfer Notice”) stating:

(a)                                 the Selling Shareholder’s intention to sell or otherwise transfer or Dispose of such Offered Securities;

(b)                                 the identity of the Proposed Transferees;

(c)                                  the number of Offered Securities to be transferred to each Proposed Transferee;

(d)                                 the price at which the Offered Shares are being transferred (the “Offered Price”); and

(e)                                  the terms on which the Offered Securities are being transferred.

The Transfer Notice shall constitute an irrevocable offer by the Selling Shareholder to sell the Offered Securities at the Offered Price to the Company and/or the Preferred Shareholders.

13.3.                     (a)                                 The Company shall have the right (the “Company Right of First Refusal”), upon notice to the Selling Shareholder at any time within five (5) Business Days after receipt of the Transfer Notice (the “Purchase Right Period”), to purchase all or any portion of the Offered Securities at the Offered Price and upon the same terms as set forth in the Transfer Notice, and the Selling Shareholder shall, upon receipt of the notice of purchase from the Company, sell the Offered Securities to the Company pursuant to such terms as set forth in the

Transfer Notice.

(b)                                 Subject to the Company Right of First Refusal as provided in Section 13.3(a), and to the extent that the Company elects not to purchase all of the Offered Securities, the Preferred Shareholders shall have the right of first refusal (the “Investor Right of First Refusal”) to purchase all or any part of its Pro Rata Share of the remaining Offered Securities (the “Remaining Securities”); provided that each Preferred Shareholder so electing to exercise its Investor Right of First Refusal shall give written notice of the exercise of such right to the Selling Shareholder no later than ten (10) Business Days following the expiration of the Purchase Right Period (the “Investor Right Period”).  Upon the earlier to occur of (a) the termination of the Purchase Right Period, or (b) the time when the Selling Shareholder has received written confirmation from the Company regarding its exercise of its Company Right of First Refusal, the Company shall be deemed to have made its election with respect to the Offered Securities.  For the purposes of this Section 13, a Preferred Shareholder’s “Pro Rata Share” shall be equal to the product obtained by multiplying the number of Remaining Securities by a fraction, the numerator of which is the number of Ordinary Shares held by such Preferred Shareholder (assuming full conversion and exercise of all convertible and exercisable Securities then held by such Preferred Shareholder) on the date of the Transfer Notice, and the denominator of which shall be the total number of Ordinary Shares held by all the Preferred Shareholders (assuming full conversion and exercise of all convertible and exercisable Securities then held by all the Preferred Shareholder) on the date of the Transfer Notice.

(c)                                  In the event that any Preferred Shareholder elects not to purchase its full Pro Rata Share of the Remaining Securities available to it pursuant to its rights under Section 13.3(b) above within the Investor Right Period, the Selling Shareholder shall grant each Preferred Shareholder who has elected to purchase its full Pro Rata Share of the Remaining Securities (each a “Fully Participating Preferred Shareholder”) the right to purchase up to that number of Remaining Securities equal to the product of the balance of the Remaining Securities multiplied by a fraction, the numerator of which shall be the number of Ordinary Shares held by such Fully Participating Preferred Shareholder (assuming full conversion and exercise of all convertible and exercisable Securities then held by such Fully Participating Preferred Shareholder) and the denominator of which shall be the number of Ordinary Shares held by all the Fully Participating Preferred Shareholder (assuming full conversion and exercise of all convertible and exercisable securities then held by all Fully Participating Preferred Shareholders).  The Selling Shareholder and the Fully Participating Preferred Shareholder shall, within five (5) Business Days after the end of the Investor Right Period (the “Extension Period”), make such adjustments to the number of Offered Securities that the Fully Participating Preferred Shareholder elect to purchase so that the balance of the Remaining Securities may be allocated to the Fully

Participating Preferred Shareholders exercising such oversubscription right in accordance with this Section 13.3(c).

(d)                                 Within five (5) Business Days after expiration of the Extension Period, the Selling Shareholder shall provide notice to the Company and/or each Preferred Shareholder specifying (i) the number of Offered Securities that was purchased by the Company and/or the Preferred Shareholders by exercising the Company Right of First Refusal and/or the Investor Right of First Refusal, and (ii) the total number of the remaining Offered Securities with respect to which the Company and/or the Preferred Shareholder have not exercised its Company Right of First Refusal and/or the Investor Right of First Refusal, as well as the number of the Securities of the Company that each Co-Sale Preferred Shareholder may participate with (the “Expiration Notice”) by exercising its Right of Co-Sale.

13.4.                     If and to the extent any of the Offered Securities proposed in the Transfer Notice to be transferred or Disposed are not purchased by the Company or the Preferred Shareholder after the expiration of the Extension Period, then after the issuance of the Expiration Notice and subject to the Right of Co-Sale set forth in Section 14,the Selling Shareholder may sell or otherwise transfer or Dispose of such Offered Securities which have not been purchased and with respect to which no Right of Co-Sale has been exercised to the Proposed Transferee(s) at the Offered Price or at a higher price, which price, in the aggregate, shall be no more favourable than that has been offered to Company and the Preferred Shareholders, and on terms and conditions that are no more favourable than those set forth by the Selling Shareholder in the Transfer Notice.

13.5.                     In the event that the Proposed Transferee(s) pays for the Offered Securities in consideration other than in cash, the value of such consideration shall be appraised by a qualified asset appraisal firm approved by the Board of Directors (including the affirmative consents of all Investor Directors).

13.6.                     The Company Right of First Refusal and Investor Right of First Refusal under this Section 13 shall terminate upon the consummation of a Qualified IPO.

13.7.                     For avoidance of any doubt, any holder of Preferred Shares shall be entitled to transfer all or any portion of its Securities of the Company to any Person in accordance with the Shareholders’ Agreement and the Memorandum and Articles of Association without being subject to any consent, approval, pre-emptive rights, right of first refusal or co-sale right hereunder.

13.8.                     Following the exercise of any rights of first refusal in this Section 13, the Company shall be obligated to update the Company’s register of members accordingly.

14.                               CO-SALE RIGHTS

14.1.                     In the event that any Offered Securities are not purchased by the Preferred Shareholders pursuant to Section 13 above (the “Co-Sale Eligible Shares”),

each Preferred Shareholder who has not exercised its Investor Right of First Refusal (the “Co-Sale Preferred Shareholder”) shall have the right (the “Right of Co-Sale”) to participate on a pro-rata basis in the Proposed Transfer to the Proposed Transferee on the same terms and conditions specified in the Transfer Notice, provided that, if the Proposed Transferee objects to the delivery of Preferred Shares in lieu of Ordinary Shares, the Preferred Shareholder shall convert the Securities of the Company with respect to which it wishes to sell by exercising its Right of Co-Sale into Ordinary Shares, and the Company shall effect any such conversion concurrent with the actual transfer of such Securities to the Proposed Transferee and contingent on such transfer.  Each Co-Sale Preferred Shareholder shall exercise its Right of Co-Sale by delivering to the Selling Shareholder, within five (5) Business Days after receipt of the Expiration Notice (the “Co-Sale Period”), a written notice of its intention to participate, specifying the number and type of Securities such Co-Sale Preferred Shareholder desires to sell to the Proposed Transferee.  At the closing of the transaction, such Co-Sale Preferred Shareholder shall deliver one or more certificates representing the number of Securities which it elects to sell hereunder together with other documents necessary for transfer of such Securities to the Proposed Transferee, and the Selling Shareholder shall ensure that the Proposed Transferee shall pay to such Co-Sale Preferred Shareholder the full purchase price for such Securities.  To facilitate the delivery of share certificates representing such Securities, the Company undertakes to the Co-Sale Preferred Shareholder that it shall effect and register the conversion of all applicable Securities into Ordinary Shares, and provide relevant share certificates therefore to the Selling Shareholder as soon as practicable upon any request for conversion.

14.2.                     Each Co-Sale Preferred Shareholder shall have the right to co-sell up to such number of Securities of the Company equal to the product obtained by multiplying the number of Co-Sale Eligible Shares by a fraction, the numerator of which is the number of Ordinary Shares held by such Co-Sale Preferred Shareholder (assuming full conversion and exercise of all convertible and exercisable securities then held by such Co-Sale Preferred Shareholder), and the denominator of which is the number of Ordinary Shares held by the Selling Shareholder and all Co-Sale Preferred Shareholders (assuming full conversion and exercise of all convertible and exercisable securities then held by all Co-Sale Preferred Shareholders).  In the event that the Proposed Transferee desires to purchase a number of Securities less than the amount of the Co-Sale Eligible Shares, the amount that the Proposed Transferee desires to purchase shall be substituted for Co-Sale Eligible Shares in the above equation for the purpose of determining the number of Shares that each Co-Sale Preferred Shareholder may sell by exercising its Right of Co-Sale.

14.3.                     If the Proposed Transferee refuses to purchase Securities from any Co-Sale Preferred Shareholder exercising its Right of Co-Sale under this Section 14, the Selling Shareholder shall not sell to the Proposed Transferee any Securities unless and until, simultaneously with such sale or transfer, such Selling Shareholder shall purchase such Securities from such Co-Sale Preferred Shareholder on the same terms and conditions specified in the Transfer Notice.

14.4.                     The exercise or non-exercise of the Right of Co-Sale under this Section 14 with respect to a particular sale or Disposal by any Selling Shareholder shall not adversely affect the Preferred Shareholder’s right to participate in subsequent sales or Disposals by any Selling Shareholder pursuant to this Section 14.

14.5.                     Any sale, assignment or other transfer or Disposal of Offered Securities by any Selling Shareholder contrary to the provisions of this Agreement or the Share Restriction Agreement shall be null and void, and the transferee shall not be recognized by the Company as the holder or owner of the Offered Securities sold, assigned, or transferred for any purpose (including, without limitation, voting or dividend rights), unless and until such Selling Shareholder has satisfied the requirements of this Agreement and the Share Restriction Agreement with respect to such sale or Disposal.

14.6.                     To the extent the Company and the Preferred Shareholder do not elect to purchase or participate in the sale of all of the Offered Securities by exercising their rights provided under Sections 13 and 14, the Selling Shareholder may, not later than twenty (20) Business Days following the expiration of the Co-Sale Period, conclude a transfer of the Offered Securities which shall have not been elected to be purchased by the Company and the Preferred Shareholder and the number of which shall have not been reduced pursuant to the Right of Co-Sale of the Preferred Shareholder hereunder, which in each case shall be on terms and conditions not more favourable to the Proposed Transferee(s) than those described in the Transfer Notice.  Any Proposed Transfer on terms and conditions which are more favourable than those described in the Transfer Notice, as well as any subsequent Proposed Transfer of any Securities by the Selling Shareholder, shall again be subject to the Company Right of First Refusal, the Investor Right of First Refusal and the Right of Co-Sale and shall require compliance by the Selling Shareholder with the procedures described in Sections 13 and 14 of this Agreement.

14.7.                     The Investor Right of First Refusal set forth in Section 13 and the Right of Co-Sale set forth in Section 14 shall not apply to (i) bona fide transfers of Shares to any spouse, children or other immediately family members (the “Family Members”) of the Key Holders or the Angel Investor (other than Zhen Fund), or entities wholly and legally and beneficially owned by the Key Holders or the Angel Investor (other than Zhen Fund) or their respective Family Members, or, as to Zhen Fund, its Affiliate (each being a “Permitted Transferee”), and (ii) bona fide transfers of Shares solely for estate planning purposes; and further, the Right of Co-Sale set forth in Section 14 shall not apply to any transfer of Shares to Senior Managers by any Key Holder for incentive purposes; provided that in each of the foregoing cases, the Selling Shareholder shall remain to be bound by this Agreement and the Permitted Transferee shall agree to be bound by this Agreement and that the Selling Shareholder shall procure that the Permitted Transferee shall not transfer its Securities except to the Selling Shareholder or other Permitted Transferee(s) of the Selling Shareholder.

14.8.                     Notwithstanding anything to the contrary herein, except for transfers by the Selling Shareholders to Permitted Transferees as provided in Section 14.7 above, without the prior written approval of the Majority Preferred Holders, none of the Key Holders shall directly or indirectly, pledge, hypothecate, mortgage, Encumber or otherwise Dispose through one or a series of transactions any Securities of the Company held directly or indirectly by such Key Holder or their respective Permitted Transferees to any person prior to the Qualified IPO.

14.9.                     Any attempt by a Key Holder or an Angel Investor to transfer or otherwise Dispose of any Securities of the Company in violation of Sections 13 and 14 shall be void and the Company hereby agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such Company Securities without the prior written approval of the Majority Preferred Holders.

14.10.              Notwithstanding anything to the contrary herein, without the prior written approvals of the Majority Preferred Holders:

(a)                                 Each of the Founders shall not, and each Founder shall cause any other shareholder of each of the Founder Entities (if any) not to, directly or indirectly, pledge, hypothecate, mortgage, Encumber or Dispose through one or a series of transactions any equity interest held, directly or indirectly, by such Founder or shareholder (if any) in each of the Founder Entities to any Person, and each of the Founder Entities hereby agrees it will not effect a transfer in violation of the foregoing sentence nor will it treat any alleged transferee as the holder of such shares.  Each of the Founder Entities shall not, and each Founder shall cause each of the Founder Entities not to, issue to any person any equity securities of each of the Founder Entities or any options or warrants for, or any other securities exchangeable for or convertible into, such equity securities of each of the Founder Entities.

(b)                                 Each of the Founders shall not, and each Key Holder shall cause any other shareholder of the Group Companies (other than the Company) not to, directly or indirectly, pledge, hypothecate, mortgage, Encumber or Dispose through one or a series of transactions any equity interest held or controlled by him or such shareholder in the Group Companies (other than the Company) to any Person, unless otherwise contemplated in the Transaction Documents.  Any transfer in violation of this Section 14.10(b) shall be void, and each of the Group Companies (other than the Company) hereby agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such equity interest without the prior written approval of the Majority Preferred Holders.

(c)                                  The Group Companies (other than the Company) shall not, and each Key Holder shall cause the Group Companies (other than the Company) not to, issue to any person any equity securities of the Group Companies (other than the Company), or any options or warrants for, or any other securities exchangeable for or convertible into, such equity securities of Group Companies (other than the Company).

14.11.              The rights of the Preferred Shareholder under Sections 14.1 to 14.10 shall terminate upon the consummation of a Qualified IPO.

14.12.              Each certificate representing the Ordinary Shares shall bear legends in the following form (in addition to any legend required under any other applicable securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN A SHAREHOLDERS’ AGREEMENT DATED AS OF AUGUST 31, 2015 AS MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON REQUEST TO THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.

14.13.              The Parties agree that any purchaser of Shares (unless already a Party to this Agreement) from a Selling Shareholder shall be required to sign a deed in the form and substance satisfactory to the Board (including the affirmative votes of all Investor Directors) confirming its agreement to be bound by this Agreement as a condition of his/her/its becoming a Shareholder.

15.                               DRAG ALONG RIGHT

15.1.                     In the event that Shareholders (which must include the Majority Preferred Holders; collectively, the “Drag Along Requestors”) approve a Drag Along Transaction and which has been approved by the Board (including the affirmative votes of all Investor Directors), then, in any such event, upon written notice from such Drag-Along Requester requesting them to do so, each of the other Shareholders shall:

(a)                                 vote all the Shares held by them in the same manner as the Drag-Along Requestors;

(b)                                 refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Drag-Along Transaction;

(c)                                  execute and deliver all related documentation and take such other action in support of the Drag Along Transaction as shall reasonably be requested by the Company or the Drag Along Requestors, including without limitation amending the then existing constitutional documents of the Company; and

(d)                                 in the event that the Drag Along Transaction is to be effected by the sale of Shares held by Drag Along Requestors without the need for shareholder approval, sell all Shares of the Company beneficially held by such other Shareholders (or in the event that the Drag-Along Requestors are selling fewer than all of their Shares held in the Company, Shares in the same proportion as the Drag Along Requestors are selling) to the Person to whom the Drag Along Requestors propose to sell their Shares, for the same per-share consideration (on an as-converted basis) and on the same terms and conditions as that of the Drag-Along Requestors.

15.2.                     For purposes of this Agreement, a “Drag Along Transaction” shall mean (A) a sale, lease, transfer, exclusive license or other Disposal, in a single transaction or series of related transactions, by the Group Companies of all or substantially all of the assets and/or intellectual property of the Group Companies, taken as a whole; (B) a sale, transfer or other Disposal of a majority of the issued and outstanding share capital of any Group Company or a majority of the voting power of such Group Company; or (C) a merger, consolidation, amalgamation or acquisition of the Company or any other Group Company by a third party, or any other corporate reorganization or scheme of arrangement, in which the shareholders of the Company or any other Group Company immediately before such transaction own less than fifty percent (50%) of the voting power of the Company, such other Group Company, the surviving entity or the entity controlling the surviving entity immediately after such transaction (excluding any transaction effected solely for tax purposes or to change the Company or any other Group Company’s domicile); in each case, the gross proceeds derived from such Drag Along Transaction are equal or greater than US$500,000,000.

15.3.                     Sections 15.1 shall terminate upon the consummation of a Qualified IPO.

16.                               Corporate Opportunity

16.1                        The Company acknowledges that the shareholders of the Company except for the Founders and Hattori Kei and their affiliates, members, equity holders, director representatives, partners, employees, agents and other related persons are engaged in the business of investing in private and public companies in a wide range of industries, including the industry segment in which the Company operates (the “Company Industry Segment”).  Accordingly, unless otherwise provided herein, the Company and the shareholder of the Company hereby acknowledge and agree that a Covered Person (as defined in the Memorandum and Articles of Association) shall:

(a)                                 have no obligation or duty (contractual or otherwise) to the Company to refrain from participating as a director, investor or otherwise with respect to any company or other Person or entity that is engaged in the Company Industry Segment or is otherwise competitive with the Company, except for those companies listed in Schedule 3 (each, a “Competitor”, and collectively, the “Competitors”); provided that, subject to the restrictions listed in this Section 16.1(a) below, the above restriction on participation in the Competitors shall not be applicable: (i) if the participation in the Competitors by any shareholder of the Company is approved by the Board; or (ii) to the participation by Sequoia or its Affiliates in VIPKID, provided that (x) after the participation, Sequoia or its Affiliates holds no more than four point nine percent (4.9%) of all issued and outstanding shares of the VIPKID group (on an as-converted and fully-diluted basis); (y) after the participation, Sequoia or its Affiliates does not hold a seat in the board of VIPKID; and (z) Sequoia or its Affiliates shall not disclose any proprietary information of the Group Companies to VIPKID and shall ensure that adequate internal arrangements (e.g. a Chinese wall) has been established to effectively prohibit any of its personnel in charge of affairs concerning the Company from disclosing or sharing any information relating to the Group Companies with those in charge of matters relating to VIPKID (notwithstanding the foregoing, the aforementioned investment restrictions shall terminate immediately upon the earlier of: (i) the consummation of a Qualified IPO and (ii) solely with respect to Sequoia, as long as Sequoia don’t have the right to appoint a director to the Board of Directors); and

(b)                                 in connection with making investment decisions, to the fullest extent permitted by law, have no obligation or duty (contractual or otherwise) to the Company to refrain from using any information, including, but not limited to, market trend and market data, which comes into such Covered Person’s possession, whether as a director or, or investor in, the Company or otherwise.

17.                               LIQUIDATION AND REDEMPTION

17.1.                     If a Liquidation Event occurs, the Parties acknowledge and agree that distributions to the members of the Company shall be made in accordance with the Company’s Memorandum and Articles of Association.

17.2.                     In the event any holder of Preferred Shares requires the Company to redeem or repurchase all or any part of the Preferred Shares held by it, the Company shall and the Founders and the Founder Entities shall cause the Company to, redeem the Preferred Shares from such requesting shareholders in accordance with the Company’s Memorandum and Articles of Association.

18.                               REGISTRATION RIGHTS

18.1.                     The Preferred Shareholder shall be entitled to the registration rights set out in Schedule 2.  Such registration rights shall terminate upon the earlier of (a) the fifth (5th) anniversary of the closing of a Qualified IPO, or (b) such time at which all Registrable Securities (as defined in Schedule 2) held by the Preferred Shareholder (and any Associate of the Preferred Shareholder with whom the Preferred Shareholder must aggregate its sales under Rule 144 of the Securities Act) proposed to be sold may be sold under Rule 144 of the Securities Act in any ninety (90)-day period without registration in compliance with Rule 144 of the Securities Act.

19.                               CONTROL OF SUBSIDIARIES

19.1.                     All material aspects of the formation, maintenance and compliance of any direct or indirect Subsidiary or entity Controlled by the Company, whether now in existence or formed in the future, shall be subject to the review and approval by the Board (including the consents of all Investor Directors) and the Company shall promptly provide each Preferred Shareholder with copies of all materially related documents and correspondence.  The Company shall ensure that the Subsidiary Boards shall not have independent decision making power over their respective entities, and that the Company shall have sole decision making power over all business and affairs of any of its Subsidiaries.

19.2.                     The Company shall at any time institute and shall keep in place arrangements reasonably satisfactory to the Board of Directors (including all Investor Directors) such that the Company will be permitted to properly consolidate the financial results for any direct or indirect Subsidiary of the Company (including without limitation the HK Companies, the Philippines Companies and the PRC Companies) in consolidated financial statements for the Company prepared under GAAP or IFRS.

19.3.                     The composition of the board of directors of any direct or indirect Subsidiary or entity Controlled by the Company (other than the Philippines Companies), whether now in existence or formed in the future, shall mirror those of the Company, unless otherwise approved by the Board of Directors (including the consents of all Investor Directors) in writing.  As soon as permitted by the applicable law, the Group Companies and the Key Holders shall cause the composition of the board of directors of each of the Philippines Companies to mirror those of the Company, unless otherwise approved by the Board (including the affirmative votes of all Investor Directors) in writing.

19.4.                     The Company undertakes not to and not to permit any of its Subsidiaries or Associates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to, promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, any third party, including any Non-U.S. Official, in each case, in violation of the Foreign Corrupt Practices Act of the United States of America (the “FCPA”), the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law.  The Company further represents that it shall and shall cause each of its Subsidiaries or Associates to cease all of its or their respective activities, as well as remediate any actions taken by the Company, its Subsidiaries or Associates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law.  The Company further represents that it shall and shall cause each of its Subsidiaries and Associates to maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law.

19.5.                     The Company shall take all necessary actions to maintain any direct or indirect Subsidiary or entity Controlled by it, whether now in existence or formed in the future, as is necessary to conduct the Business as conducted or as proposed to be conducted.

19.6.                     The Company shall use its best efforts to cause any direct or indirect Subsidiary, whether now in existence or formed in the future, to comply in all material respects with all applicable laws. In particular, each of the Company and its Subsidiaries and the Key Holders shall ensure that all applicable filings and registrations with the PRC authorities so required shall be duly completed in accordance with the relevant rules and regulations, including, without limitation, any such filings and registrations with the Ministry of Commerce, the Ministry of Information Industry, the State Administration of Industry and Commerce, the State Administration for Foreign Exchange, tax bureau, customs authorities, product registration authorities, health regulatory authorities and the local counter-part of each of the aforementioned governmental authorities, in each case, as applicable.

19.7.                     The Company shall cause any direct or indirect Subsidiary or entity controlled by the Company, whether now in existence or formed in the future, to have a board of directors and each member thereof shall serve at the pleasure of the Company and shall be reasonably acceptable to the Board of Directors (including the consents of all Investor Directors).

20.                               U.S. TAX MATTERS.

20.1.                     The Company shall upon the request of any Preferred Shareholder (a) determine, with respect to such taxable year whether the Company (or any of its Affiliates) is a passive foreign investment company (“PFIC”) as described in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”) (including whether any exception to PFIC status may apply) or is or may be classified as a partnership or branch for U.S. federal income tax purposes, and (b) provide such information reasonably available to the Company as any Preferred Shareholder may reasonably request to permit such Preferred Shareholder to elect to treat the Company and/or any such entity (including a Subsidiary of the Company) as a “qualified electing fund” (within the meaning of Section 1295 of the Code) (a “QEF Election”) for U.S. federal income tax purposes. The Company shall also, reasonably promptly upon request, obtain and provide any and all other information reasonably deemed necessary by the Preferred Shareholders to comply with the provisions of this Section 20.1.  The Company shall, upon the request of any Preferred Shareholder, appoint an internationally reputable accounting firm acceptable to such Preferred Shareholder to prepare and submit its U.S. tax filings.  The Company shall use commercially reasonable efforts to avoid PFIC status and minimize the effects of PFIC status to the extent it occurs.

20.2.                     If a determination is made by the Company that the Company is a PFIC for a particular taxable year, then for such year and for each year thereafter, the Company shall also provide each Preferred Shareholder within 60 days upon the request of such Preferred Shareholder with a completed “PFIC Annual Information Statement” as required by Treasury Regulation Section 1.1295-1(g) and any other information reasonably required by any Preferred Shareholder to comply with any reporting or other requirements in connection with the QEF Election.

20.3.                     The Company shall promptly provide a Preferred Shareholder with written notice if it (or any of its Subsidiaries) becomes aware that it is a controlled foreign corporation as described in Section 957 of the Code (“CFC”).  The

Company shall, upon the reasonable request of any Preferred Shareholder, furnish on a timely basis all information requested by such Preferred Shareholder to satisfy its U.S. federal income tax return filing requirements, if any, arising from its investment in the Company and relating to the Company or any Group Company’s classification as a CFC.  The Company shall use commercially reasonable efforts to minimize the effects of CFC status to the extent it occurs.

20.4.                     The Company, upon a reasonable request, will comply and will cause its Subsidiaries to comply with all record-keeping, reporting, and other requests reasonably necessary for the Company and its Subsidiaries to allow any Preferred Shareholder to comply with any applicable U.S. federal income tax law.  The Company, will also provide any Preferred Shareholder with any information reasonably requested to allow such Preferred Shareholder to comply with any applicable U.S. federal income tax law (including but not limited to information relating to the transfer of any equity interests of the Company (or any Subsidiary) and the issuance or redemption by the Company (or any Subsidiary) of any equity interests).

20.5.                     The Company shall, if reasonably requested by a Preferred Shareholder, cooperate in determining whether it would be desirable, reasonable and appropriate for the Company and/or any Subsidiary to elect to be classified as a partnership or branch for U.S. federal income tax purposes and, if so, to take all reasonable steps to cause any such elections to be made, including by filing or by causing to be filed, Internal Revenue Service Form 8832 (or any successor form), and the Company shall not permit such election, once made, to be terminated or revoked without the written consent of the such Preferred Shareholder; provided that the Company shall notify all the Preferred Shareholders prior to the making of any such election.

20.6.                     The Company shall, and shall cause each Group Company to, timely and accurately file tax returns in each jurisdiction in which such returns are required to be filed.

21.                               RESTRICTIVE COVENANTS

21.1                        Each of the Founders hereof acknowledges that the Preferred Shareholders agree to invest in the Company and become the Preferred Shareholders on the basis of continued and exclusive services of and full devotion and commitment by the Founders to the Group Companies, and agree that the Preferred Shareholders should have reasonable assurance of such basis of investment.  Each of the Founders hereof jointly and severally undertakes to the Preferred Shareholders that, unless with prior written consents of the Majority Preferred Holders, neither he/she nor any of his/her Associates, nominees, trustees or the like will directly or indirectly:

(a)                      save and except for purchasing and/or holding no more than 2% of any securities issued by a publicly traded company engaging in business competing with the Business, during the Relevant Period and for a period of three (3) years (unless otherwise as shortened by law) after the

Relevant Period (collectively “Restriction Period”), participate, assist, advise, consult, be concerned with, engaged or interested in, any business or entity in any manner, directly or indirectly, alone or in concert with others, which is in competition with the on-line English training business carried on by any Group Company at any time during the Restriction Period;

(b)                       during the Restriction Period, solicit in any manner any person who is or has been during the Restriction Period a customer or client of any Group Company for the purpose of offering to such person any goods or services similar to or competing with any of the businesses conducted by any Group Company at any time during the Restriction Period;

(c)                        during the Restriction Period, solicit or entice away, or endeavour to solicit or entice away, any employee or officer of any Group Company; or

(d)                       during the Relevant Period, disclose or use for any purpose (except for the ordinary business of the Group Companies), any information concerning the business, accounts, finance, transactions or intellectual property rights of any Group Company or any trade secrets or confidential information of or relating to any of the Group Companies.

21.2                        Each undertaking in paragraphs (a), (b), (c) and (d) of Section 21.1 shall be treated as independent of the other undertakings so that, if any of them is held to be invalid or unenforceable for any reason, the remaining undertakings shall be valid to the extent that they are not affected.

21.3                        Each of the Founders hereby expressly acknowledges and declares that he/she has duly considered the undertakings set out in Section 21.1 and considers that they are reasonable in the circumstances and warrants and undertakes to the Preferred Shareholders that he/she shall not challenge or query the validity and enforceability of these undertakings.

21.4                        For the purposes of this Section 21, “Relevant Period” means, in relation to a Founder and/or his/her Associates, nominees, trustees or the like, the period during which he or his Associates, nominees, trustees or the like is a shareholder, director, employee and/or has any direct or indirect interest (legal or beneficial) in the capital of any of the Group Companies.

21.5                        Duowan hereby agrees and undertakes to the Group Companies that, it will not operate any business by itself that is in competition with the Exclusive Business, nor will it purchase or hold any equity interests in any entity that’s engaged in the Exclusive Business as long as Duowan holds any Shares in the Company.

21.6                        The Group Companies shall not enter into any banking or nonbanking transaction with Green Dot Corporation or any of its subsidiaries (Next Estate Communications and Bonneville Bancorp) without the prior written consent of Sequoia.

22.                               TERMINATION

22.1.                     This Agreement shall continue in full force and effect until the earlier of the following:

(a)                                 the Company has been dissolved, wound up or otherwise ceases to exist as a separate corporate entity; or

(b)                                 the consummation of a Qualified IPO.

22.2.                     Notwithstanding the provision of Section 22.1, the registration rights under Schedule 2 shall be terminated in accordance with Schedule 2 or Section 22, whichever is the later.

22.3.                     Termination of this Agreement shall not release any Party from any liability which at the time of termination has already accrued to the other Parties or any liability arising or maturing after such termination as a result of any breach, omission committed or omitted prior to such termination.

23.                               SEVERABILITY

23.1.                     If at any time any one or more provisions hereof are or become invalid, illegal, unenforceable or incapable of performance in any respect, the validity, legality, enforceability or performance of the remaining provisions hereof shall not thereby in any way be affected or impaired, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

24.                               ENTIRE AGREEMENT

24.1.                     Except as otherwise specified in this Agreement, this Agreement constitutes the entire agreement and understanding among the Parties in connection with the subject matter of this Agreement and supersedes all previous term sheets, proposals, representations, warranties, agreements or undertakings relating thereto whether oral, written or otherwise and replaces all other agreements (including without limitation, the Prior Agreement) between and among any of the Parties with respect to the subject matter hereof.  No Party has relied or is entitled to rely on any such term sheets, proposals, representations, warranties, agreements or undertakings.

25.                               NATURE OF THIS AGREEMENT

25.1.                     In the event of any conflict between the provisions of this Agreement and the terms of the Memorandum and Articles of Association of the Company, the provisions of this Agreement shall prevail as among the shareholders of the Company only and, if any of the Parties shall so require, the Memorandum and Articles of Association of the Company shall be revised so as to reflect the provisions of this Agreement.

25.2.                     It is agreed and understood that monetary damages would not adequately compensate an injured Party for the breach of this Agreement by any other Party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each Party waives any claim or defence that there is an adequate remedy at law for such breach or threatened breach.

26.                               TIME

26.1.                     Time shall be of the essence of this Agreement.

26.2.                     No time or indulgence given by any Party to the other shall be deemed or in any way be construed as a waiver of any of its rights and remedies hereunder.

27.                               ASSIGNMENT AND COUNTERPARTS

27.1.                     This Agreement shall be binding on and inure for the benefits of the Parties, and their respective successors and assigns.

27.2.                     Subject to the terms and conditions of this Agreement and the Memorandum and Articles of Association, each of the Series A Preferred Shareholder, the Series B Preferred Shareholder, Series C Preferred Shareholder and Series D Preferred Shareholder may transfer all or any part of the Series A Preferred Shares, the Series B Preferred Shares, Series C Preferred Shareholder and/or Series D Preferred Shares held by it to any Person, and assign any of its respective rights, interests, or obligations hereunder by reason of its ownership of the Series A Preferred Shares, the Series B Preferred Shares, Series C Preferred Shareholder or Series D Preferred Shares together with the transfer of such Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shareholder or Series D Preferred Shares.  Each transferee or assignee of such Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shareholder or Series D Preferred Shares shall continue to be subject to the terms hereof.  Save as aforesaid, and unless otherwise provided herein (including but not limited to Section 13.7), no party hereto may assign or transfer any of his or its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

27.3.                     This Agreement may be executed in any number of counterparts and by the Parties on separate counterparts, each of which, when so executed and delivered, shall be an original but all the counterparts shall together constitute one and the same instrument.

28.                               PROCEEDS OF SUBSCRIPTION

28.1.                     The Parties acknowledge and agree that the proceeds received by the Company from the subscription for the Preferred Shares shall be used, in accordance with the relevant subscription agreement in connection with such subscription of Preferred Shares, or the directions of the Company’s Board of Directors, as it shall be constituted in accordance herein, for mergers and acquisitions, capital expenditures and general working capital of the Group Companies.  Without the prior consents of the Majority Preferred Holders, the aforesaid proceeds shall not by any means be used in the payment of any debt of the Company or its subsidiaries held by any shareholders, or be used to purchase or trade any shares or Securities of any listed companies, or corporate bonds or any other negotiable securities.

29.                               NOTICES AND OTHER COMMUNICATION

29.1.                     Any notice or other communication to be given under this Agreement shall be in writing and may be delivered by hand or given by facsimile or sent by an established courier service to the address or fax number from time to time designated, the initial address and fax number so designated by each Party being set out in Schedule 1.  Any such notice or communication shall be sent to the Party to whom it is addressed and must contain sufficient reference and/or particulars to render it readily identifiable with the subject-matter of this Agreement.  If so delivered by hand or given by facsimile such notice or communication shall be deemed received on the date of despatch and if so sent by an established courier service shall be deemed received three (3) Business Days after the date of despatch.

29.2.                     Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed, but the absence of such confirmation shall not affect the validity of any such communication.

30.                               GOVERNING LAW AND JURISDICTION

30.1.                     This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

30.2.                     Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof shall be settled by arbitration in Hong Kong under the UNCITRAL Arbitration Rules in accordance with the Hong Kong International Arbitration Centre Procedures for the Administration of International Arbitration in force at the date of this contract.  The appointing authority shall be the Hong Kong International Arbitration Centre.

30.3.                     There shall be one (1) arbitrator appointed by the Parties in dispute or, failing such agreement within ten (10) days after any Party in dispute has given to the other Party(ies) in dispute a written request to concur in the appointment of an arbitrator, a single arbitrator to be appointed, on the request of any Party, by the Chairman for the time being of the Hong Kong International Arbitration Centre (as the appointing authority).

31.                               AMENDMENTS AND WAIVERS

31.1.                     Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consents of (i) as to any Group Company, only by the Company, (ii) as to the Founders and the Founder Entities, only by the Founder(s) directly or indirectly holding a majority of the outstanding Ordinary Shares (on a fully diluted basis) held by all the Founders, provided that any Founder may waive any of his/her rights without obtaining the consent of the other Founder(s) or the Founder Entities, (iii) as to the holders of Ordinary Shares, only by the holder(s) of a majority of the then outstanding Ordinary Shares, provided that any holder of Ordinary Share may waive any of his/her/its rights without obtaining the consent of the other holder(s) of Ordinary Share, (iv) as to the holder(s) of Series A Preferred Shares, only by the Majority A Holders, provided that any holder of Series A Preferred Shares may waive any of its rights without obtaining the consent of the other holder(s) of Series A Preferred Shares, (v) as to the holders of Series B Preferred Shares, by the Majority B Holders, provided that any holder of Series B Preferred Shares may waive any of its rights without obtaining the consent of the other holders of Series B Shares; (v) as to the holders of Series C Preferred Shares, by the Majority C Holders, provided that any holder of Series C Preferred Shares may waive any of its rights without obtaining the consent of the other holders of Series C Shares (vi) as to the holders of Series D Preferred Shares, by the Majority D Holders, provided that any holder of Series D Preferred Shares may waive any of its rights without obtaining the consent of the other holders of Series D Shares; provided, however, that in the event that such amendment or waiver adversely affects the pecuniary interest of Zhen Fund or Hattori Kei, so long as Zhen Fund or Hattori Kei holds any Ordinary Shares, such amendment or waiver shall require the written consents of Zhen Fund or Hattori Kei. Any amendment, termination or waiver effected in accordance with this paragraph shall be binding upon each Party and each of their respective successors and assigns, even if they do not execute such consent.  The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any Party that did not consent in writing to such amendment, termination or waiver.  No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

32.                               MISCELLANEOUS

32.1.                     The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise of it or the exercise of any other right, power or remedy.

32.2.                     The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

32.3.                     Subject to Section 22, if this Agreement is terminated or rescinded for whatsoever reason, all further rights and obligations of the Parties shall cease to have effect upon such termination or rescission except that the termination or rescission will not affect the then accrued rights and obligations of the Parties.

32.4.                     The Parties acknowledge that any applicable law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it, has no application and is expressly waived.  If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

- EXECUTION PAGE FOLLOWS -

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

COMPANY:	China Online Education Group

	By:	/s/ Huang Jiajia
Name: Huang Jiajia
Title: Director

HK CO I:	China Online Education (HK) Limited

	By:	/s/ Huang Jiajia
Name: Huang Jiajia
Title: Director

HK CO II:	51 Talk English International Limited

	By:	/s/ Huang Jiajia
Name: Huang Jiajia
Title: Director

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

PHILIPPINES CO I:	51Talk English Philippines Corporation

	By:	/s/ Nelson Tan
Name: Nelson Tan
Title: Director

PHILIPPINES CO II:	China Online Innovation Inc.

	By:	/s/ Shu Ting
Name: Shu Ting
Title: Director

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

WFOE:	Beijing Dasheng Online Technology Co., Ltd. (北京大生在线科技有限公司)

	By:	/s/ Huang Jiajia
Name: Huang Jiajia
Title: Legal Representative

Affix Seal:

DOMESTIC COMPANY:	Beijing Dasheng Zhixing Technology Co., Ltd. (北京大生知行科技有限公司)

	By:	/s/ Huang Jiajia
Name: Huang Jiajia
Title: Legal Representative

Affix Seal:

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

KEY HOLDERS:	Dasheng Global Limited

	By:	/s/ Huang Jiajia
Name: Huang Jiajia
Title: Director

Dasheng Online Limited

	By:	/s/ Shu Ting
Name: Shu Ting
Title: Director

Huang Jiajia

	By:	/s/ Huang Jiajia
Name: Huang Jiajia

Shu Ting

	By:	/s/ Shu Ting
Name: Shu Ting

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

ANGEL INVESTORS:	ZHEN PARTNERS FUND I, L.P.

	By:	/s/ Susan Park
Name: Susan Park
Title: Authorized Signatory

Hattori Kei

	By:	/s/ Hattori Kei
Name: Hattori Kei

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SERIES A PREFERRED SHAREHOLDER/SERIES B PREFERRED SHAREHOLDER/SERIES C PREFERRED SHAREHOLDER/SERIES D PREFERRED SHAREHOLDER:	DCM Hybrid RMB Fund, L.P.

By: DCM Hybrid RMB Fund Investment Management, L.P.
its General Partner

By: DCM Hybrid RMB Fund International, Ltd.
its General Partner

	By:	/s/ Matthew C. Bonner
Matthew C. Bonner, an authorized signatory

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SERIES B PREFERRED SHAREHOLDER/SERIES C PREFERRED SHAREHOLDER/SERIES D PREFERRED SHAREHOLDER	SHUNWEI TMT II LIMITED

	By:	/s/ Tuck Lye Koh
Name: Tuck Lye Koh
Title: Authorized Signatory

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SERIES B PREFERRED SHAREHOLDER/SERIES C PREFERRED SHAREHOLDER:	DUOWAN ENTERTAINMENT CORP.

	By:	/s/ Xueling Li
Name: Xueling Li
Title: Authorized Signatory

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SERIES D PREFERRED SHAREHOLDER:	ENGAGE CAPITAL PARTNERS I, L.P.

	By:	/s/ Simon Wang
Name: Simon Wang
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SERIES C PREFERRED SHAREHOLDER:	SCC VENTURE V HOLDCO I, LTD.

	By:	/s/ Kok Wai Yee
Name: Kok Wai Yee
Title: Authorized Signatory

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SERIES C PREFERRED SHAREHOLDER/SERIES D PREFERRED SHAREHOLDER:	HUAXING CAPITAL PARTNERS, L.P.

	By:	/s/ Bao Fan
Name: Bao Fan
Title: Authorized Signatory

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SERIES D PREFERRED SHAREHOLDER:	SCC GROWTH I HOLDCO A, LTD.

	By:	/s/ Kok Wai Yee
Name: Kok Wai Yee
Title: Authorized Signatory

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

SCHEDULE 1

ADDRESS AND FAX NUMBERS FOR NOTIFICATION

Part A

Founders and Founder Entities

1	DASHENG GLOBAL LIMITED

Address:	Suite 1611, Tower C, Caizhi Plaza, No.18, East Zhongguancun Road, Haidian District, Beijing (北京市海淀区中关村东路18号财智大厦C座1611室)
Attn:	Huang Jiajia(黄佳佳)

2	DASHENG ONLINE LIMITED

Address:	Suite 1611, Tower C, Caizhi Plaza, No.18, East Zhongguancun Road, Haidian District, Beijing (北京市海淀区中关村东路18号财智大厦C座1611室)
Attn:	Shu Ting(舒婷)

3	HUANG JIAJIA

Address:	Suite 1611, Tower C, Caizhi Plaza, No.18, East Zhongguancun Road, Haidian District, Beijing (北京市海淀区中关村东路18号财智大厦C座1611室)
Attn:	Huang Jiajia(黄佳佳)

4	SHU TING

Address:	Suite 1611, Tower C, Caizhi Plaza, No.18, East Zhongguancun Road, Haidian District, Beijing (北京市海淀区中关村东路18号财智大厦C座1611室)
Attn:	Shu Ting(舒婷)

Part B

1	ZHEN PARTNERS FUND I, L.P.

Address:	Suite 525, Guomao Plaza, No. 1 Jianguomenwai Street Chaoyang District, Beijing (北京朝阳区国贸一期525)
Attn:	Anna Fang

2	HATTORI KEI

Address:	1-6-15 Midorigaoka Meguro-ku, Tokyo, Japan
Attn:	Hattori Kei

3	COMPANY

Address:	Suite 1611, Tower C, Caizhi Plaza, No.18, East Zhongguancun Road, Haidian District, Beijing (北京市海淀区中关村东路18号财智大厦C座1611室)
Attn:	Huang Jiajia(黄佳佳)

4	HK CO I

Address:	Suite 1611, Tower C, Caizhi Plaza, No.18, East Zhongguancun Road, Haidian District, Beijing (北京市海淀区中关村东路18号财智大厦C座1611室)
Attn:	Huang Jiajia (黄佳佳)

5	HK CO II

Address:	Suite 1611, Tower C, Caizhi Plaza, No.18, East Zhongguancun Road, Haidian District, Beijing (北京市海淀区中关村东路18号财智大厦C座1611室)
Attn:	Huang Jiajia (黄佳佳)

6	PHILIPPINES CO I

Address:	Suite 1611, Tower C, Caizhi Plaza, No.18, East Zhongguancun Road, Haidian District, Beijing (北京市海淀区中关村东路18号财智大厦C座1611室)
Attn:	Huang Jiajia(黄佳佳)

7	PHILIPPINES CO II

Address:	Suite 1611, Tower C, Caizhi Plaza, No.18, East Zhongguancun Road, Haidian District, Beijing (北京市海淀区中关村东路18号财智大厦C座1611室)
Attn:	Huang Jiajia(黄佳佳)

8	WFOE

Address:	Suite 1611, Tower C, Caizhi Plaza, No.18, East Zhongguancun Road, Haidian District, Beijing (北京市海淀区中关村东路18号财智大厦C座1611室)
Attn:	Huang Jiajia(黄佳佳)

9	BEIJING DASHENG ZHIXING TECHNOLOGY CO., LTD.

Address:	Suite 1611, Tower C, Caizhi Plaza, No.18, East Zhongguancun Road, Haidian District, Beijing (北京市海淀区中关村东路18号财智大厦C座1611室)
Attn:	Huang Jiajia(黄佳佳)

10	DCM HYBRID RMB FUND, L.P.

Address:	2420 Sand Hill Road, Suite 200, Menlo Park, CA 94025
Attn:	Matthew C. Bonner
Fax No. :	+1 650-854-9159

11	SHUNWEI TMT II LIMITED

Address:	P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands
Attn:	Mr. Tuck Lye Koh (许达来)
Email:	tlkoh@shunwei.com

With a copy to :
Attention:	Mr. Tuck Lye Koh (许达来)
Address:	Unit 1309A, 13/F, Cable TV Tower, No. 9 Hoi Shing Road, Tsuen Wan, N.T., Hong Kong
Telephone:	+852 24050088
Fax:	+852 24050003

12	DUOWAN ENTERTAINMENT CORP.

Address:	P.O. Box 957, Offshore Incorporation Centre, Road Town, Tortola, British Virgin Islands.
Attn:	Mr. Wang Shumin
Email:	wangshumin@yy.com

With a copy to:
Attention:	Mr. Wang Shumin (王澍敏)
Address:	Building 3-08, Yangcheng Creative Industry Zone, No.309 Huangpu Avenue Middle, Tianhe District, Guangzhou, P.R.China, 510655
Telephone:	+86 020-29162114
Fax:	+86 020-29162115
Email:	wangshumin@yy.com

13	SCC Venture V Holdco I, Ltd.

Address:	Suite 2215, 22/F Two Pacific Place 88 Queensway Road, Hong Kong
Tel:	+852 2501 8989
Fax:	+852 2501 5249
Attention:	Kok Wai Yee

14	SCC Growth I Holdco A, Ltd.

Address:	Suite 2215, 22/F Two Pacific Place 88 Queensway Road, Hong Kong
Tel:	+852 2501 8989
Fax:	+852 2501 5249
Attention:	Kok Wai Yee

15	Huaxing Capital Partners, L.P.

Address:	21st Floor, Tower C, Central International Trade Center, 6 Jianguomenwai Avenue, Beijing 100022, China
Tel:	010 85679988
Fax:	010 85679989
Attention:	Wang Xinwei
Email:	xwwang@huaxing.com

16	Engage Capital Partners I, L.P.

Address:	P.O. Box 957, Offshore Incorporation Centre, Road Town, Tortola, British Virgin Islands.
Attn:	Mr. Wang Shumin
Email:	wangshumin@yy.com

With a copy to:
Attention:	Mr. Wang Shumin (王澍敏)
Address:	Building 3-08, Yangcheng Creative Industry Zone, No.309 Huangpu Avenue Middle, Tianhe District, Guangzhou, P.R.China, 510655
Telephone:	+86 020-29162114
Fax:	+86 020-29162115
Email:	wangshumin@yy.com

SCHEDULE 2

REGISTRATION RIGHTS

1.                                      Applicability of Rights.  The Preferred Shareholders shall be entitled to the following rights with respect to any potential public offering of the Preferred Shares or the Ordinary Shares in the United States and shall be entitled to reasonably analogous or equivalent rights with respect to any other offering of Securities in any other jurisdiction pursuant to which the Company undertakes to publicly offer or list such Securities for trading on a recognized securities exchange.

2.                                      Definitions.  For purposes of this Schedule 2:

(a)                                 Registration.  The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

(b)                                 Registrable Securities.  The term “Registrable Securities” means:  (1) any Ordinary Shares of the Company issued or to be issued upon conversion of any Preferred Shares; (2) any Ordinary Shares of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any Preferred Shares described in clause (1) of this subsection (b); and (3) any other Ordinary Shares owned or hereafter acquired by a Preferred Shareholder.  Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold by a person in a transaction in which rights under this Schedule 2 are not assigned in accordance with this Agreement or any Registrable Securities sold in a public offering, whether sold pursuant to Rule 144 promulgated under the Securities Act, or in a registered offering, or otherwise.

(c)                                  Registrable Securities Then Outstanding.  The number of shares of “Registrable Securities then outstanding” shall mean the number of Ordinary Shares of the Company that are Registrable Securities and are then issued and outstanding.

(d)                                 Holder.  For purposes of this Schedule 2, the term “Holder” means any person owning of record Registrable Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act or any permitted assignee of record of such Registrable Securities to whom rights under this Schedule 2 have been duly assigned in accordance with this Agreement.

(e)                                  Form S-3 and Form F-3.  The terms “Form S-3” and “Form F-3” mean such respective form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f)                                   SEC.  The term “SEC” or “Commission” means the U.S. Securities and Exchange Commission.

3.                                      Demand Registration.

(a)                                 Request by Holders.  If the Company shall at any time after the earlier of (i) the date four (4) years following the Completion, or (ii) the date six (6) months following the consummation of the Company’s IPO, receive a written request from the Holders of at least thirty percent (30%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 3, and if the anticipated gross receipts from the offering are to exceed US$7,500,000, then the Company shall, within ten (10) Business Days of the receipt of such written request, give written notice of such request (“Request Notice”) to all Holders, and use all reasonable efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that Holders (including other Shareholders who so) request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) Business Days after receipt of the Request Notice, subject only to the limitations of this Section 3; provided that the Registrable Securities requested by all Holders to be registered pursuant to such request must be at least thirty percent (30%) of all Registrable Securities then outstanding; and provided further that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 3 or Section 5, or in which the Holders had an opportunity to participate pursuant to the provisions of Section 4, other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 4(a).

(b)                                 Underwriting.  If the Holders initiating the registration request under this Section 3 (“Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 3 and the Company shall include such information in the written notice referred to in subsection 3(a).  In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditional upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company (including a market stand-off agreement of up to 180 days if required by such underwriter or underwriters).  Notwithstanding any other provision of this Section 3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration, including, without limitation, all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company or any Subsidiary of the Company.  Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.  If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include its securities for its own account in such registration if the underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

(c)                                  Maximum Number of Demand Registrations.  The Company shall be obligated to effect only two (2) such registrations pursuant to this Section 3 so long as such registrations have been declared or ordered effective.

(d)                                 Deferral.  Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 3:

(i)                                     during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred eighty (180) days following the effective date of, a Company-initiated registration subject to Section 4 below, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

(ii)                                  if the Initiating Holders propose to Dispose of Registrable Securities that may be registered on Form S-3 or Form F-3 pursuant to Section 5 hereof; or

(iii)                               if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 3, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

(e)                                  Expenses.  All expenses incurred in connection with any registration pursuant to this Section 3, including without limitation all U.S. federal, “blue sky” and all foreign registration, filing and qualification fees, printer’s and accounting fees, and fees and disbursements of counsel for the Company including reasonable expenses of one legal counsel for the Holders (but excluding underwriters’ discounts and commissions relating to shares sold by the Holders), shall be borne by the Company.  Each Holder participating in a registration pursuant to this Section 3 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, commissions or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders.

4.                                      Piggyback Registrations.  The Company shall notify all Holders of Registrable Securities in writing at least twenty (20) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 3 or Section 5 of this Schedule 2 or to any employee benefit plan or a corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder.  Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall within eighteen (18) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement.  If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a)                                 Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 4 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.  The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 4(c) hereof.

(b)                                 Underwriting.  If a registration statement under which the Company gives notice under this Section 4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities.  In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 4 shall be conditional upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting (including a market stand-off agreement of up to 180 days if required by such underwriter or underwriters).  Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including up to one hundred percent (100%) of the Registrable Securities for an IPO and up to seventy percent (70%) of the Registrable Securities for any offering thereafter) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first to the Company, second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder, and third, to the holders of other Securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration for an offering other than an IPO is not reduced below thirty percent (30%) of the aggregate number of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other person, including, without limitation, any Key Holder and any person who is an employee, officer, consultant or director of the Company (or any Subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement.  Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.  For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and for any Holder that is a corporation, the Holder and all corporations that are Associates of such Holder, shall be deemed to be a single “Holder” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder”, as defined in this sentence.

(c)                                  Expenses.  All expenses incurred in connection with a registration pursuant to this Section 4 (excluding underwriters’ and brokers’ discounts and commissions relating to shares sold by the Holders), including, without limitation all U.S. federal, “blue sky” and all foreign registration, filing and qualification fees, printers’ and accounting fees, and fees and disbursements of counsel for the Company and reasonable expenses of one legal counsel for the Holders, shall be borne by the Company.

(d)                                 Not Demand Registration.  Registration pursuant to this Section 4 shall not be deemed to be a demand registration as described in Section 3 above.  Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 4.

5.                                      Form S-3 or Form F-3 Registration.  In case the Company shall receive from any Holder or Holders of at least thirty percent (30%) of all Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 or Form F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

(a)                                 Notice.  Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b)                                 Registration.  As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fourteen (14) Business Days after the Company provides the notice contemplated by Section 5(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 5:

(1)                                 if Form S-3 or Form F-3 is not available for such offering by the Holders;

(2)                                 if the Holders propose to sell Registrable Securities at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than US$2,000,000;

(3)                                 if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Form S-3 or Form F-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 or Form F-3 registration statement no more than once during any twelve (12) month period for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 5; or

(4)                                 if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 4(a).

(c)                                  Expenses.  The Company shall pay all expenses incurred in connection with each registration requested pursuant to this Section 5 (excluding underwriters’ or brokers’ discounts and commissions relating to shares sold by the Holders), including without limitation all U.S. federal, “blue sky” and all foreign registration, filing and qualification fees, printers’ and accounting fees, and fees and disbursements of counsel and reasonable expenses of one legal counsel for the Holders.

(d)                                 Not Demand Registration.  Form S-3 or Form F-3 registrations shall not be deemed to be demand registrations as described in Section 3 above.  Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 5.

6.                                      Obligations of the Company.  Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

(a)                                 Registration Statement.  Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, provided, however, that the Company shall not be required to keep any such registration statement effective for more than sixty (60) days.

(b)                                 Amendments and Supplements.  Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)                                  Prospectuses.  Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d)                                 Blue Sky.  Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)                                  Underwriting.  In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering.  Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)                                   Notification.  Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)                                  Opinion and Comfort Letter.  Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

(h)                                 Notwithstanding any of the foregoing provisions, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 3 or Section 5 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case the participating Holders requesting for the withdrawal shall bear such expenses), unless, in the case of a registration requested under Section 3, all of the Holders of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 3.

7.                                      Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Schedule 2 with respect to the Registrable Securities of the selling Holders that such selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.  In this connection, each selling Holder shall be required to represent and warrant to the Company that all such information which is given in writing expressly for inclusion in such registration is true and accurate in all material respects.

8.                                      No Registration Rights to Third Parties.  Without the prior consent of the holders of a majority of then issued and outstanding Series A Preferred Shares, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, “piggyback” or Form S-3 or Form F-3 registration rights described in this Schedule 2, or otherwise) relating to any Securities of the Company, other than rights that are subordinate in right to the Series A Preferred Shareholder.  Without the prior consent of the holders of a majority of then issued and outstanding Series B Preferred Shares, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, “piggyback” or Form S-3 or Form F-3 registration rights described in this Schedule 2, or otherwise) relating to any Securities of the Company, other than rights that are subordinate in right to the Series B Preferred Shareholder.  Without the prior consent of the holders of a majority of then issued and outstanding Series C Preferred Shares, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, “piggyback” or Form S-3 or Form F-3 registration rights described in this Schedule 2, or otherwise) relating to any Securities of the Company, other than rights that are subordinate in right to the Series C Preferred Shareholder.  Without the prior consent of the holders of a majority of then issued and outstanding Series D Preferred Shares, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, “piggyback” or Form S-3 or Form F-3 registration rights described in this Schedule 2, or otherwise) relating to any

Securities of the Company, other than rights that are subordinate in right to the Series D Preferred Shareholder.

9.                                      Assignment.  The registration rights under this Schedule 2 may be transferred or assigned to any transferee of the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares or Series D Preferred Shares representing five percent (5%) or more of the issued share capital of the Company.

10.                               Market Stand-Off Agreement.  Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s initial public offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or Dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by allotment of Ordinary Shares or such other securities, in cash or otherwise.  The foregoing provisions of this Section 10 shall apply only to the Company’s initial public offering of equity securities, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers and directors and greater than one percent (1%) Shareholders of the Company enter into similar agreements.  The underwriters in connection with the Company’s initial public offering are intended third party beneficiaries of this Section 10 and shall have the right, power and authority to enforce the provisions hereof as though they were a Party hereto.  In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. The Company shall require all future acquirers of the Company’s securities holding at least one percent (1%) of the then outstanding share capital of the Company to execute prior to a Qualified IPO a market stand-off agreement containing substantially similar provisions as those contained in this Section 10.

11.                               Indemnification.     In the event any Registrable Securities are included in a registration statement under Sections 3, 4 or 5:

(a)                                 By the Company.  To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the

Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or other United States federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

a)                 any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

b)                 the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

c)                  any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any United States federal or state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any United States federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as such expenses are incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection (a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, legal counsel, underwriter or controlling person of such Holder.

(b)                                 By Selling Holders.  To the extent permitted by law, each selling Holder will (severally but not jointly with other Selling Holders), if Registrable Securities held by Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection (b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that in no event shall any indemnity under this Section (b) exceed the net proceeds received by such Holder in the registered offering out of which the applicable Violation arises.

(c)                                  Notice.  Promptly after receipt by an indemnified Party under this Section 11 of notice of the commencement of any action (including any governmental action), such indemnified Party will, if a claim in respect thereof is to be made against any indemnifying Party under this Section 11, deliver to the indemnifying Party a written notice of the commencement thereof and the indemnifying Party shall have the right to participate in, and, to the extent the indemnifying Party so desires, jointly with any other indemnifying Party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the Parties; provided, however, that an indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying Party, if representation of such indemnified Party by the counsel retained by the indemnifying Party would be inappropriate due to actual or potential conflict of interests between such indemnified Party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying Party within a reasonable time of the commencement of any such action shall relieve such indemnifying Party of liability to the indemnified Party under this Section 11 to the extent the indemnifying Party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying Party will not relieve it of any liability that it may have to any indemnified Party otherwise than under this Section 11.

(d)                                 Contribution.  In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified Party makes a claim for indemnification pursuant to this Section 11 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal)

that such indemnification may not be enforced in such case notwithstanding the fact that this Section 11 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified Party in circumstances for which indemnification is provided under this Section 11; then, and in each such case, the indemnified Party and the indemnifying Party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that a Holder (together with its related persons) is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion.  The relative fault of the indemnifying Party and of the indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying Party or by the indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e)                                  Survival; Consents to Judgments and Settlements.  The obligations of the Company and Holders under this Section 11 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.  No indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified Party of a release from all liability in respect to such claim or litigation.

Schedule 3

List of Competitors

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Tutor Group (VIPABC)

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和其他用菲律宾外教为主要师资的在线英语培训机构。